AMENDED AND RESTATED

SENIOR SECURED CREDIT AGREEMENT,

dated as of February 13, 2002

among

THE TITAN CORPORATIONEvents of Default,

as the Borrower,

Various Financial Institutions From Time To Time
Parties Hereto,

as the Lenders,

CREDIT SUISSE FIRST BOSTON,

as Lead Arranger and as Administrative Agent for the Lenders,

First Union Securities, Inc.,

as Co-Arranger and as Syndication Agent,

and

The Bank Of Nova Scotia,

as the Documentation Agent.

AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

             THIS AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT, dated as of February 13, 2002, is among THE TITAN CORPORATION, a Delaware corporation (the "Borrower"), the various financial institutions from time to time parties hereto (the "Lenders"), CREDIT SUISSE FIRST BOSTON ("CSFB"), as Lead Arranger and as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, FIRST UNION SECURITIES, INC. ("FUSI"), as Co-Arranger and syndication agent (in such capacity, the "Syndication Agent"), and THE BANK OF NOVA SCOTIA ("Scotiabank"), as documentation agent (in such capacity, the "Documentation Agent").

W I T N E S S E T H:

             WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent entered into that certain Senior Secured Credit Agreement dated as of February 23, 2000 (the "Original Credit Agreement"), as amended by (i) that certain First Amendment to Senior Secured Credit Agreement dated as of May 23, 2000, (ii) that certain Term C Loan Joinder Agreement dated as of June 1, 2000, (iii) that certain Second Amendment to Senior Secured Credit Agreement dated as of June 22, 2000, (iv) that certain Third Amendment to Senior Secured Credit Agreement dated as of August 22, 2000, (v) that certain Fourth Amendment to Senior Secured Credit Agreement dated as of November 20, 2000, (vi) that certain Fifth Amendment to Senior Secured Credit Agreement dated as of June 11, 2001 and (vii) that certain Sixth Amendment to Senior Secured Credit Agreement dated as of July 11, 2001 (the Original Credit Agreement, as so amended, the "Amended Agreement");

             WHEREAS, the Borrower has requested that the Amended Agreement be amended and restated as set forth herein;

             WHEREAS, the Lenders have agreed to amend and restate various terms and provisions of the Amended Agreement as set forth herein subject to the terms and conditions contained herein.

             NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

      Section 1.1       Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

             "Acquisition Incentives" means, with respect to any Person, any earn-out or holdback arrangements made in connection with Permitted Acquisitions by such Person or any of its Subsidiaries; provided that such arrangements are unsecured and subordinated to the Obligations on terms and conditions reasonably satisfactory to the Required Lenders.

             "ACS" means Advanced Communication Services, Inc.

             "ACS Acquisition" means the acquisition of all of the issued and outstanding Capital Stock of ACS by the Borrower pursuant to the ACS Merger Agreement.

             "ACS Merger Agreement" means the Agreement and Plan of Merger, dated as of December 9, 1999, among the Borrower, AT Acquisition Corp., and ACS, as amended, restated, supplemented, or otherwise modified in accordance with Section 8.11.

             "Acquisition Two" means "Acquisition Two" as defined in the Confidential Information Memorandum dated January 2000 with respect to $275,000,000 Senior Secured Credit Facilities for the Borrower.

             "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 10.4.

             "Affected Lender" is defined in Section 4.10.

             "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly,

                   (a)      to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing members or general partners (as applicable); or

                   (b)      to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

             "Afripa" means Titan Wireless Afripa Holding, Inc., a Delaware corporation.

             "Afripa Group" means Afripa and each Subsidiary directly or indirectly owned by Afripa but not owned directly by Borrower or any Subsidiary of Borrower other than Afripa or a Subsidiary of Afripa.

             "Agreement" means this Amended and Restated Senior Secured Credit Agreement, as it may be amended, restated, supplemented, or otherwise modified from time to time.

             "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

                   (a)      the Base Rate in effect on such day; and

                   (b)      the Federal Funds Rate in effect on such day plus 1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

             "Amended Agreement" is defined in the first recital.

             "Announced Acquisitions" means the acquisitions by the Borrower (a) of Jaycor, Inc., the consideration for which shall be approximately $88,000,000 in the form of common stock of the Borrower, (b) of a company previously disclosed to the Administrative Agent, the consideration for which shall be approximately $75,500,000 in the form of common stock of the Borrower and (c) of GlobalNet, Inc., the consideration for which shall be approximately $40,000,000, of which approximately $35,000,000 shall be in the form of common stock of the Borrower and $5,000,000 shall be in the form of cash.

             "Applicable Margin" means the amounts determined by reference to the Total Debt to EBITDA Ratio as set forth in the performance pricing grid below:

Total Debt to EBITDA Ratio	LIBO Rate Loans		Base Rate Loans
	Multi-Draw Term Loans, Revolving Loans and Rollover Delay-Draw Term Loans	Term B Loans and Term C Loans	Multi-Draw Term Loans, Revolving Loans and Rollover Delay-Draw Term Loans	Term B Loans and Term C Loans
› 2.0	2.25%	3.00%	1.25%	2.00%
1.5 x 2.0	2.00%	2.75%	1.00%	1.75%
‹ 1.5	1.75%	2.75%	0.75%	1.75%

             The Total Debt to EBITDA Ratio used to compute the Applicable Margin shall be determined as at the last day of each Fiscal Quarter as set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent; changes in interest rates resulting from changes in such ratio shall become effective on the first day on which the financial statements covering the quarter-end date as of which such ratio is computed are filed with the SEC. If the Borrower shall fail to deliver a Compliance Certificate within 60 days after the end of any Fiscal Quarter (or within 105 days, in the case of the last Fiscal Quarter of the Fiscal Year), the Applicable Margin from and including the 61st (or 106th, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin set forth above. From the Effective Date until the delivery of the first Compliance Certificate following the Effective Date, the Total Debt to EBITDA Ratio shall be deemed to be greater than 2.00:1.00.

             "Approved Fund" means, with respect to any Lender which is a fund that invests in bank loans, any other fund or trust or entity that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

             "Asset Sale" means any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition by the Borrower or any of its Restricted Subsidiaries of any of its property or assets, including the Capital Stock of SureBeam or any Restricted Subsidiary, permitted pursuant to Section 8.10(e).

             "Assignee Lender" is defined in Section 11.11(a).

             "Assignment of Claims Act" means Title 31, United States Codess.3727 and Title 41, United Codess.15, as revised or amended, and any rules or regulations issued pursuant thereto, and also shall be deemed to include any other laws, rules or regulations governing the assignment of government contracts or claims against a Governmental Authority.

             "Authorized Officer" means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuers in the certificate of incumbency most recently delivered by such Obligor.

             "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for U.S. dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

             "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

             "Borrower" is defined in the preamble.

             "Borrower Pledge Agreement" means the Pledge Agreement executed and delivered by the Borrower substantially in the form of Exhibit F-1 hereto, as amended, restated, supplemented or otherwise modified from time to time.

             "Borrower Security Agreement" means the Security Agreement executed and delivered by the Borrower substantially in the form of Exhibit G-1 hereto, as amended, restated, supplemented or otherwise modified from time to time.

             "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request.

             "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

             "Business Day" means

                   (a)       any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                   (b)       relative to the making, continuing, prepayment or repayment of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the interbank eurodollar market of the Administrative Agent’s LIBOR Office.

             "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Borrower and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; provided, however, that such expenditures shall not include up to $45,000,000 per year of amounts expended by the Borrower and its Restricted Subsidiaries for either the Titan Wireless or Titan Scan business units during Fiscal Year 2000 and Fiscal Year 2001 (and Fiscal Year 2002 to the extent rolled pursuant to the last sentence of this paragraph). Any portion of the $45,000,000 not expended in Fiscal Year 2000 (up to a maximum of $25,000,000) may be rolled into Fiscal Year 2001. Any portion of the amount permitted to be expended in Fiscal Year 2001 ($45,000,000 plus the amount rolled from Fiscal Year 2000) not expended in Fiscal Year 2001 (up to a maximum of $25,000,000) may be rolled into Fiscal Year 2002.

             "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date.

             "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Restricted Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

             "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (b) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s; (c) commercial paper of United States and foreign banks and bank holding companies and their Subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s; (d) marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment the highest credit rating by Moody’s and S&P; provided that the maturities of all obligations of the type specified in clauses (a) through (d) above shall not exceed one hundred eighty (180) days; and (e) reverse purchase agreements covering obligations of the type specified in clause (a) above.

             "Cash Equivalent Investment" means, at any time:

                   (a)        any direct obligation of (or unconditionally guaranteed by) the United States of America or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States of America or a State thereof) maturing not more than one year after such time;

                   (b)       commercial paper maturing not more than 270 days from the date of issue, which is issued by

                        (i)       a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's, or

                        (ii)       any Lender (or its holding company);

                   (c)       any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either

                         (i)       any bank organized under the laws of the United States (or any State thereof) and which has (x) a credit rating of A2 or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, or

                         (ii)       any Lender; or

                   (d)       any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which

                         (i)       is secured by a fully perfected security interest in any obligation of the type described in clause (a), and

                         (ii)       has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.

             "Cayenta" means Cayenta, Inc., a wholly owned Subsidiary of the Borrower.

             "Cayenta Group" means Cayenta and each Subsidiary directly or indirectly owned by Cayenta but not owned directly by the Borrower or any Subsidiary of the Borrower other than Cayenta or a Subsidiary of Cayenta.

             "Cayenta Post IPO" means the Cayenta Group, subsequent to the issuance of shares in connection with the initial public offering of Cayenta pursuant to the terms of the applicable underwriting agreement.

             "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

             "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

             "Change in Control" means (i) the acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose, the Borrower or its Restricted Subsidiaries, or any employee benefit plan of the Borrower or its Restricted Subsidiaries which acquires beneficial ownership of voting securities of the Borrower) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding shares of common stock of the Borrower or the combined voting power of the Borrower’s then outstanding voting securities entitled to vote generally in the election of directors; or (ii) individuals who, as of the Closing Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the Closing Date whose election, or nomination for election by the Borrower’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board; or (iii) approval by the stockholders of the Borrower of a reorganization, merger or consolidation, in each case with respect to which Persons who were the stockholders of the Borrower immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 66 2/3% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities or (iv) any “Change of Control” (or substantially similar provision) under (and as defined in) any Sub Debt Document.

             "Closing Date" means February 23, 2000.

             "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

             "Collateral Documents" means the Borrower Pledge Agreement, the Borrower Security Agreement, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, each Copyright Security Agreement, each Trademark Security Agreement and each Patent Security Agreement.

             "Commitment" means, as the context may require, a Lender's respective Multi-Draw Term Loan Commitment, Term B Loan Commitment, Term C Loan Commitment, Rollover Delay-Draw Term Loan Commitment, Revolving Loan Commitment or Letter of Credit Commitment, or CSFB’s Swing Line Loan Commitment.

             "Commitment Amount" means, as the context may require, a Term Loan Commitment Amount, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

             "Commitment Termination Date" means, as the context may require, a Term Loan Commitment Termination Date or the Revolving Loan Commitment Termination Date.

             "Commitment Termination Event" means

                   (a)       the occurrence of any Event of Default described in Section 9.1(i); or

                   (b)       the occurrence and continuance of any other Event of Default and either

                          (i)      the declaration of all or any portion of the Loans to be due and payable pursuant to Section 9.3, or

                          (ii)      the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

             "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Borrower’s compliance with the financial covenants contained herein.

             "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness or any other obligation of any other Person (other than (i) by endorsements of instruments in the course of collection, (ii) guarantees of obligations of Restricted Subsidiaries incurred in the ordinary course of business and not constituting Indebtedness and (iii) subsequent to the issuance of shares in connection with the initial public offering of Cayenta pursuant to the terms of the applicable underwriting agreement, the guaranty of Cayenta's obligations under its existing lease for office space), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby. For purposes of this definition, any Letter of Credit issued pursuant to Section 2.2(a) for the account of any Person other than the Borrower or any Guarantor shall be deemed to be a Contingent Liability.

             "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

             "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

             "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit C to any Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

             "Credit Agents" means, collectively, the Administrative Agent, the Syndication Agent, the Documentation Agent, and CSFB in its capacity as Agent (as defined in each of the Collateral Documents) for each of the Secured Parties under the Collateral Documents.

             "Credit Extension" means, as the context may require,

                   (a)       the making of a Loan by a Lender; or

                   (b)       the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

             "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

             "CSFB" means Credit Suisse First Boston.

             "Declaration of Trust" means the Declaration of Trust, dated as of January 19, 2000, as amended and restated by the Amended and Restated Declaration of Trust, dated as of February 9, 2000, by and among the Borrower, as depositor, Wilmington Trust Company, as Delaware trustee and property trustee, and the administrative trustees thereunder.

             "Debentures" means those convertible senior subordinated debentures, due February 2030, issued by the Borrower to Titan Capital Trust pursuant to the Indenture, dated as of February 9, 2000, between the Borrower and Wilmington Trust Company, including as such Debentures may be remarketed pursuant to the terms of the HIGH TIDES Documents and the Sub Debt Documents.

             "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

             "Disbursement" is defined in Section 2.11(c).

             "Disbursement Date" is defined in Section 2.11(c).

             "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, restated, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

             "Disqualified Stock" means any Capital Stock of the Borrower or any Subsidiary of the Borrower which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock, or (c) is redeemable or subject to required repurchase at the option of the holder thereof, in whole or in part, in each case in this clause (c) before the final Stated Maturity Date; provided that notwithstanding the foregoing, the HIGH TIDES shall not constitute Disqualified Stock.

             "Documentation Agent" is defined in the preamble.

             "Dollar" and the sign "$" mean lawful money of the United States.

             "Domestic Office" means, relative to any Lender, the office of such Lender designated as such Lender’s “Domestic Office” set forth opposite its name on Schedule I hereto or in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

             "EBITDA" means, for the Borrower and its U.S. Subsidiaries (other than the SureBeam Group and Afripa), for any applicable period, the sum (without duplication) of the following:

                   (a)       Net Income,

plus

                   (b)       all amounts deducted by the Borrower and its U.S. Subsidiaries (other than the SureBeam Group and Afripa), in determining Net Income, representing either non-cash or non-recurring losses, including fees, costs, charges and other expenses incurred by the Borrower and its U.S. Subsidiaries (other than the SureBeam Group and Afripa) in connection with any discontinued operation, acquisition, reorganization, consolidation, restructuring or changes in accounting treatment under GAAP, minus

                   (c)       all amounts added by the Borrower and its U.S. Subsidiaries (other than the SureBeam Group and Afripa), in determining Net Income, representing either non-cash or non-recurring gains, including as a result of changes in accounting treatment under GAAP, plus

                   (d)       the amount deducted by the Borrower and its U.S. Subsidiaries (other than the SureBeam Group and Afripa), in determining Net Income, representing amortization, as determined in accordance with GAAP, plus

                   (e)       the amount deducted, in determining Net Income, of all federal, state and local income taxes (whether paid in cash or deferred) of the Borrower and its U.S. Subsidiaries (other than the SureBeam Group and Afripa), plus

                   (f)       the amount deducted, in determining Net Income, of Interest Expense of the Borrower and its U.S. Subsidiaries (other than the SureBeam Group and Afripa),

plus

                   (g)       the amount deducted, in determining Net Income, representing depreciation of assets of the Borrower and its U.S. Subsidiaries (other than the SureBeam Group and Afripa), as determined in accordance with GAAP, plus

                   (h)       the synergies set forth in Schedule III attached hereto for the periods described therein.

             "Effective Date" means the first date on which all of the conditions precedent set forth in Section 5.1 have been satisfied, but in no event shall such date be later than February 28, 2002.

             "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to pollution, public health and safety and protection of the environment.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

             "Event of Default" is defined in Section 9.1.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Exemption Certificate" is defined in clause (e) of Section 4.6.

             "Existing Letters of Credit" means the Letters of Credit issued by Scotiabank prior to the Closing Date which remained outstanding as of the Closing Date.

             "Existing Subordinated Debt" means the Debentures.

             "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                   (a)       the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                   (b)       if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

             "Fee Letter" means the confidential letter, dated January 27, 2000, from CSFB and First Union National Bank to the Borrower.

             "Fiscal Quarter" means a quarter ending on the last day of each March, June, September or December.

             "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31 of each year; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "Fiscal Year 2000”) refer to the Fiscal Year ending on December 31 of such calendar year.

             "Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis of:

                   (a)       EBITDA (for all such Fiscal Quarters) minus Capital Expenditures made during such Fiscal Quarters;

to

                   (b)       the sum (for all such Fiscal Quarters) of

                          (i)      Interest Expense paid in cash;

plus

                          (ii)      scheduled principal payments of the Term Loans pursuant to the provisions of "Section 3.1(f)" after giving effect to any reductions in such scheduled principal repayments attributable to any optional or mandatory prepayments of the Term Loans;

plus

                          (iii)      Restricted Payments;

plus

                          (iv)      all federal, state and foreign income taxes actually paid in cash by the Borrower and its Restricted Subsidiaries (excluding any cash taxes paid in connection with the sale of IPivot Inc.).

             "Foreign Subsidiary" means any Subsidiary that is not a U.S. Subsidiary.

             "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

             "GAAP" is defined in Section 1.4.

             "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

             "Guarantor" means each direct and indirect U.S. Subsidiary of the Borrower whether now existing or hereafter acquired or organized (other than Titan Capital Trust, Titan Africa, Inc., Afripa and each member of the SureBeam Group), each of which shall be required to execute and deliver the Subsidiary Guaranty, or a supplement thereto, to the Administrative Agent; provided, however, that each member of the Cayenta Group shall be released from the Subsidiary Guaranty and shall no longer be a "Guarantor" upon satisfaction of the following conditions precedent: (a) the issuance of shares in connection with the initial public offering of Cayenta pursuant to the terms of the applicable underwriting agreement and (b) delivery of an officer's certificate to the Administrative Agent certifying that no Default shall have occurred and then be continuing or would result from such initial public offering.

             "Hazardous Material" means

                   (a)       any "hazardous substance," as defined by CERCLA;

                   (b)       any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended; or

                   (c)       any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct under any Environmental Law, all as amended.

             "Hedging Agreements" means currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

             "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

             "herein," "hereof," "hereto," "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

             "HIGH TIDES" means those Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES) issued by Titan Capital Trust in accordance with the terms and provisions of the Declaration of Trust, including as such HIGH TIDES may be remarketed pursuant to the HIGH TIDES Documents. For all purposes under this Agreement, the HIGH TIDES shall be considered equity. (The terms Remarketable Term Income Deferrable Equity Securities (HIGH TIDES) and HIGH TIDES? are registered service marks of CSFB.)

             "HIGH TIDES Documents" means (a) the HIGH TIDES, (b) the Declaration of Trust, (c) the Preferred Securities Guarantee, dated as of February 9, 2000, between the Borrower and Wilmington Trust Company, as guarantee trustee, issued by the Borrower with respect to distributions on, the redemption of and liquidation amounts on the HIGH TIDES, (d) the Common Securities Guarantee, dated as of February 9, 2000, issued by the Borrower, (e) the Remarketing Agreement, dated as of February 9, 2000, among Titan Capital Trust, Wilmington Trust Company, as Tender Agent, and Credit Suisse First Boston Corporation, as Remarketing Agent, (f) the Registration Rights Agreement, dated as of February 9, 2000, among the Borrower, Titan Capital Trust and Credit Suisse First Boston Corporation, on behalf of the several purchasers, and (g) any other documents related to the issuance of the HIGH TIDES.

             "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

                   (a)       which is of a "going concern" or similar nature;

                   (b)       which relates to the limited scope of examination of matters relevant to such financial statement; or

                   (c)       which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 8.4.

             "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

             "Incumbent Board" is defined in the definition of "Change in Control."

             "Indebtedness" of any Person means, without duplication:

                   (a)       all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                   (b)       all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                   (c)       all Capitalized Lease Liabilities of such Person;

                   (d)       net liabilities of such Person under all Hedging Obligations;

                   (e)       whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services excluding Acquisition Incentives which are not overdue and trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, and indebtedness or other obligations secured by (or for which the holder of such indebtedness or other obligations has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness or other obligations arising under conditional sales or other title retention agreements), whether or not such indebtedness or other obligations shall have been assumed by such Person or is limited in recourse;

                   (f)       all Contingent Liabilities of such Person;

                   (g)       the principal portion of all obligations of such Person under any Synthetic Lease; and

                   (h)       all Disqualified Stock of such Person.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. In no event shall the HIGH TIDES be considered Indebtedness under this Agreement.

             "Indemnified Liabilities" is defined in Section 11.4.

             "Indemnified Parties" is defined in Section 11.4.

             "Interco Subordination Agreement" means the Subordination Agreement, substantially in the form of Exhibit J hereto.

             "Interest Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis of:

                   (a)       EBITDA (for all such Fiscal Quarters)

to

                   (b)       Interest Expense paid in cash.

             "Interest Expense" means, for any Fiscal Quarter, the aggregate interest expense of the Borrower and its Restricted Subsidiaries for such Fiscal Quarter, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense; provided, however, that distributions on the HIGH TIDES shall not be included in Interest Expense.

             "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.7 or 2.9 and shall end on (but exclude) the day which numerically corresponds to such date 2 weeks or one, two, three or six months thereafter, or, if generally made available by all Lenders, nine or twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.7 or 2.9; provided, however, that

                   (a)       the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;

                   (b)       if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                   (c)       no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

             "Investment" means, relative to any Person, (a) any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, the Capital Stock or other debt or equity securities (including options, warrants or other rights to acquire such Capital Stock or other securities) of any other Person, (b) any direct or indirect purchase or other acquisition by such Person of any assets constituting a business unit of any Person or all or substantially all of a Person's assets, (c) any direct or indirect loan, advance (excluding commission, travel, petty cash, relocation and similar advances to officers and employees made in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable acquired from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, (d) Hedging Agreements and (e) any Contingent Liability of such Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

             "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

             "Issuer" means Scotiabank (solely with respect to Existing Letters of Credit), Comerica Bank, Imperial Bank or any other Lender acceptable to the Administrative Agent and the Borrower; provided, however, that no Lender other than Comerica Bank and Imperial Bank shall have any obligation to issue Letters of Credit hereunder.

             "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit L hereto.

             "Lenders" is defined in the preamble and, in addition, shall include any commercial bank or other financial institution that becomes a Lender pursuant to Sections 11.11(a).

             "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any Issuer or any of such Person’s Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                   (a)       any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

                   (b)       any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

                   (c)       any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

                   (d)       the imposition of any lien for damages caused by, or the recovery of any costs for, the cleanup, release or threatened release of any Hazardous Material (i) by the Borrower or any of its Subsidiaries or (ii) in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

             "Letter of Credit" is defined in Section 2.2 and shall include each of the Existing Letters of Credit.

             "Letter of Credit Commitment" means, with respect to an Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 2.2 and, with respect to each Revolving Loan Lender, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.11(b).

             "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $30,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.6.

             "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                   (a)       the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus

                   (b)       the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

             "LIBO Rate" means the rate per annum determined by the Administrative Agent at approximately 11:00 A.M. (London time) on the date which is two (2) Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Credit Extension Request) by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that a one month LIBO Rate shall be used for an Interest Period of two weeks; and provided further, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Reference Lenders at approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lender.

             "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

             "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

LIBO Rate (Reserve Adjusted)	=	LIBO Rate 1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

             "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such Lender’s “LIBOR Office” set forth opposite its name on Schedule I hereto or in a Lender Assignment Agreement, or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

             "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities," as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

             "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

             "LinCom" means LinCom Corporation, a Delaware corporation.

             "LinCom Acquisition Agreement" means the Stock Purchase Agreement, dated as of January 28, 2000, among the Borrower, LinCom and the stockholders of LinCom.

             "Loan Documents" collectively means this Agreement, the Letters of Credit, the Fee Letter, the Restatement Fee Letter, the Interco Subordination Agreement, the Collateral Documents, each Subsidiary Guaranty, each agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations and each other agreement, certificate, document or instrument delivered in connection with this Agreement or such other Loan Documents, whether or not specifically mentioned herein or therein.

             "Loans" means, as the context may require, a Revolving Loan, each Term Loan, or a Swing Line Loan, of any type.

             "Material Adverse Effect" means a material adverse effect on (i) the business, condition (financial or otherwise), operations, assets, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (ii) the rights and remedies of the Administrative Agent, any Lender or any Issuer under any Loan Document or (iii) the ability of any Obligor to perform its Obligations under any Loan Document.

             "Moody's" means Moody's Investors Service, Inc.

             "Multi-Draw Term Loan" is defined in Section 2.3(b).

             "Multi-Draw Term Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Multi-Draw Term Loans pursuant to Section 2.3(b).

             "Multi-Draw Term Loan Commitment Amount" means, on any date, $75,000,000, as such amount may be reduced from time to time pursuant to Section 2.6.

             "Multi-Draw Term Loan Commitment Termination Date" means the earliest of:

                   (a)       March 31, 2000 (if the initial Credit Extension has not occurred on or prior to such date);

                   (b)       the date which is nine months after the Closing Date;

                   (c)       the date on which the Multi-Draw Term Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.6; and

                   (d)       the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (a), (b), (c) or (d), the Multi-Draw Term Loan Commitments shall terminate automatically without any further action.

             "Multi-Draw Term Loan Lender" means the Lenders listed on Schedule I with Multi-Draw Term Loan Commitments and Lenders from time to time holding Multi-Draw Term Loans and Multi-Draw Term Loan Commitments after giving effect to any assignments permitted by Section 11.11.

             "Multi-Draw Term Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Multi-Draw Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

             "Net Income" means for any period, the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Borrower and its U.S. Subsidiaries (other than the SureBeam Group and Afripa) for such period, as determined in accordance with GAAP.

             "Net Proceeds" means (a) with respect to the issuance of any equity securities other than the issuance or exercise of stock options in connection with employee incentive programs or employee benefit programs of the Borrower, the excess of (i) the proceeds received by the Borrower from the sale or issuance to any Person of any stock, warrants or options or the exercise of any such warrants or options, over (ii) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance; (b) with respect to any Asset Sale, the excess of (i) the proceeds received from any Asset Sale over (ii) the reasonable cash costs of such Asset Sale, taxes paid or payable as a result thereof, and all reasonable and customary legal, investment banking, accounting, and other professional fees, sales commissions or disbursements actually incurred in connection with such

Asset Sale which have not been paid to Affiliates of the Borrower in connection therewith; (c) with respect to the incurrence or issuance of Indebtedness, the excess of (i) the proceeds received from the incurrence or issuance of any Indebtedness (except for Indebtedness permitted by Section 8.2) of the Borrower or any of its Restricted Subsidiaries over (ii) the reasonable costs incurred in such transaction, and all reasonable and customary legal, investment banking, accounting, and other professional fees, sales commissions or disbursements actually incurred in connection with such transaction; (d) the cash proceeds (if any) of any repayment of the principal portion (including capitalized interest) of Indebtedness outstanding at the date of issuance of shares in connection with the initial public offering of Cayenta pursuant to the terms of the applicable underwriting agreement owing from Cayenta to the Borrower or any Restricted Subsidiary when repaid after Cayenta’s initial public offering; and (e) the cash proceeds (if any) of any repayment of the principal portion (including capitalized interest) of Indebtedness outstanding at the date of issuance of shares in connection with the initial public offering of SureBeam pursuant to the terms of the applicable underwriting agreement owing from SureBeam to the Borrower or any Restricted Subsidiary when repaid after SureBeam’s initial public offering.

             The amount of the proceeds described in clauses (a) and (b) which, at the option of the Borrower and so long as no Default shall have occurred and be continuing, the Borrower uses, or causes any Restricted Subsidiary to use, to purchase (x) assets that are substantially similar to those used in the business of the Borrower or such Restricted Subsidiary, or (y) Capital Stock of Persons which, immediately after giving effect to such purchase, become a Restricted Subsidiary (with such assets or interests described in clauses (x) and (y), collectively, referred to as "Qualified Assets") within 180 days (with respect to the proceeds described in clause (a)), and 360 days (with respect to the proceeds described in clause (b)), after the consummation (and with the proceeds) of such issuance, sale, conveyance or disposition, shall be eligible to be used to acquire Qualified Assets subject to the other terms of this Agreement, and in the event the Borrower or such Restricted Subsidiary elects to exercise its right to purchase Qualified Assets with the Net Proceeds pursuant to this provision, the Borrower shall deliver a certificate of an Authorized Officer to the Administrative Agent within 120 days following the receipt of Net Proceeds (with respect to the proceeds described in clause (a) above) or within 180 days following receipt of Net Proceeds (with respect to the proceeds described in clause (b) above) setting forth the amount of the Net Proceeds which the Borrower or such Restricted Subsidiary expects to use to purchase Qualified Assets during such 180-day or 360-day period, as applicable. An amount equal to (i) 50% of such Net Proceeds which the Borrower does not expect to use to purchase Qualified Assets shall be paid to the Administrative Agent in accordance with Section 3.1(c) on the 120th day following receipt of such Net Proceeds (with respect to the proceeds described in clause (a) above) and (ii) 100% of the amount of such Net Proceeds which the Borrower does not expect to use to purchase Qualified Assets shall be paid to the Administrative Agent in accordance with Section 3.1(d) on the 180th day following receipt of such Net Proceeds (with respect to the proceeds described in clause (b) above). If the Borrower fails to deliver a certificate within such 120- or 180-day period, as applicable, specifying the amount of Net Proceeds which the Borrower expects to use to purchase Qualified Assets, (i) 50% of the Net Proceeds received (in the case of the proceeds described in clause (a) above) shall be paid to the Administrative Agent in accordance with Section 3.1(c) on the 120th day following receipt of such Net Proceeds (with respect to the proceeds described in clause (a) above) and (ii) 100% of the Net Proceeds received (in the case of clause (b) above) shall be paid to the Administrative Agent in accordance with Section 3.1(d) on the 180th day following receipt of such Net Proceeds (with respect to the proceeds described in clause (b) above).

             If and to the extent that the Borrower or such Restricted Subsidiary has elected to reinvest Net Proceeds referred to in clauses (a) and (b) as permitted above, then on the date which is 180 days or 360 days, as appropriate, after the relevant sale, conveyance or disposition, the Borrower shall deliver a certificate of an Authorized Officer to the Administrative Agent certifying as to the amount and use of such Net Proceeds actually used to purchase Qualified Assets. To the extent such Net Proceeds are not so used to purchase Qualified Assets then the Loans shall be repaid as set forth in Sections 3.1(c) and (d) and the Revolving Loan Commitment Amount, Rollover Delay-Draw Term Loan Commitment Amount or the Multi-Draw Term Loan Commitment Amount, as appropriate pursuant to Section 2.6(b), shall be automatically reduced by an amount equal to the aggregate amount of such proceeds not so used to purchase Qualified Assets. Notwithstanding the foregoing, Net Proceeds shall not include proceeds described in clause (b) of the first paragraph of this definition to the extent such proceeds are utilized to acquire Capital Stock pursuant to Section 8.6(f) within 180 days following receipt thereof.

             "Net Worth" means, with respect to any Person at any date, on a consolidated basis for such Person and its Subsidiaries (other than the SureBeam Group and the Afripa Group):

                   (a)       the sum of Capital Stock taken at par value, capital surplus and retained earnings (or accumulated deficit) of such Person at such date;

minus

      (b)       treasury stock of such Person and, to the extent included in the preceding clause (a), minority interests in Subsidiaries of such Person at such date.

             "Non-Excluded Taxes" means any Taxes other than net income and franchise taxes imposed with respect to the Administrative Agent or any Lender by the Governmental Authority under the laws of which the Administrative Agent or such Lender, as applicable, is organized or in which it maintains its applicable lending office.

             "Non-U.S. Lender" means any Lender that is not a "United States person," as defined under section 7701(a)(30) of the Code.

             "Non-Utilization Fee" means a Usage-based fee equal to the percentage specified in the grid below of (i) prior to the Multi-Draw Term Loan Commitment Termination Date, the undrawn portion of each of the Revolving Loan Commitment Amount and the Multi-Draw Term Loan Commitment Amount, (ii) on and after the Multi-Draw Term Loan Commitment Termination Date until the Rollover Delay-Draw Term Loan Commitment Termination Date, the undrawn portion of each of the Revolving Loan Commitment Amount and the Rollover Delay-Draw Term Loan Commitment Amount, and (iii) after the Rollover Delay-Draw Term Loan Commitment Termination Date, the undrawn portion of the Revolving Loan Commitment Amount:

Usage ‹ 30% 30% Usage 50% › 50%	Non-Utilization Fee 1.00% 0.75% 0.50%

             "Note" means, as the context may require, a Revolving Note, a Term Note, or a Swing Line Note.

             "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with this Agreement, each other Loan Document and any Hedging Agreement between the Borrower and a Lender or an Affiliate of a Lender.

             "Obligor" means, as the context may require, the Borrower and each other Person (other than a Secured Party) obligated under any Loan Document.

             "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor’s partnership interests, limited liability company interests or authorized shares of Capital Stock.

             "Original Credit Agreement" is defined in the first recital.

             "Other Taxes" means any and all stamp, documentary or similar taxes, or any other excise or property taxes or similar levies that arise on account of any payment being or being required to be made hereunder or under any Note or from the execution, delivery, registration, recording or enforcement of this Agreement or any other Loan Document.

             "Participant" is defined in Section 11.11(b).

             "Patent Security Agreement" means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to any Security Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

             "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

             "Pension Plan" means a "pension plan," as such term is defined in Section 3(2) of ERISA,which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

             "Percentage" means, relative to any Lender, the applicable percentage relating to Revolving Loans or Revolving Loan Commitments, Multi-Draw Term Loans or Multi-Draw Term Loan Commitments, Term B Loans or Term B Loan Commitments, Term C Loans or Term C Loan Commitments or Rollover Delay-Draw Term Loans or Rollover Delay-Draw Term Loan Commitments, as applicable, set forth opposite its name on Schedule II hereto under the applicable column heading or set forth in a Lender Assignment Agreement under the applicable column heading, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11(a). A Lender shall not have any Commitment to make Revolving

Loans, Multi-Draw Term Loans, Term B Loans or Term C Loans or Rollover Delay-Draw Term Loans if its percentage under the respective column heading is zero (0%).

             "Permitted Acquisitions" means (a) the ACS Acquisition, provided that (i) it is consummated no later than June 1, 2000 and pursuant to the terms of the ACS Merger Agreement and (ii) no Default has occurred and is continuing at the time of consummation of the ACS Acquisition or would result therefrom, (b) the acquisition of LinCom, provided that (i) it is consummated no later than June 1, 2000 and pursuant to the terms of the LinCom Acquisition Agreement and (ii) no Default has occurred and is continuing at the time of consummation of such acquisition or would result therefrom, (c) the acquisition of Acquisition Two, provided that (i) it is consummated no later than June 1, 2000 and pursuant to the terms of documentation reasonably satisfactory to the Administrative Agent (including the amount of any liabilities assumed by the Obligors in connection with the acquisition of Acquisition Two) and (ii) no Default has occurred and is continuing at the time of consummation of such acquisition or would result therefrom, (d) the Announced Acquisitions, provided that (i) such Announced Acquisitions are consummated pursuant to documentation reasonably satisfactory to the Administrative Agent (including the amount of any liabilities assumed) and (ii) no Default has occurred and is continuing at the time of consummation of such acquisitions or would result therefrom, and (e) an acquisition (whether pursuant to an acquisition of stock, assets or otherwise) by the Borrower or any Guarantor of any Person or the assets of any Person which meets all of the following conditions: (i) such Person is primarily engaged in a similar line of business as the Borrower or such Guarantor as of the Closing Date; (ii) all or substantially all of the assets acquired or owned by the Person being acquired are located in the United States and such Person (in the case of an acquisition of Capital Stock) is organized under the laws of the United States or a state thereof or the District of Columbia and will become a Guarantor upon the consummation of such acquisition and otherwise comply with Section 7.7; (iii) all or substantially all of the Capital Stock or assets so acquired will become subject to Liens created under the Loan Documents; (iv) with respect to any single acquisition, or a series of related acquisitions with a single or aggregate net purchase price of greater than $25,000,000, including any assumed Indebtedness (with any non-cash consideration being valued in good faith by senior management of the Borrower as set forth in an Officer's Certificate delivered to the Administrative Agent), the Borrower has obtained the prior consent of the Required Lenders; (v) immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom (including under Section 8.1); (vi) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1) giving pro forma effect in accordance with this Agreement to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 8.4; and (vii) the Administrative Agent shall have received a certificate, dated a date reasonably acceptable to the Administrative Agent, of an Authorized Officer of the Borrower certifying as to a true and complete copy of each purchase agreement, and all other documents and instruments delivered in connection with the consummation of any Permitted Acquisitions and that are required to be delivered pursuant to the terms of the relevant purchase agreement and the Administrative Agent shall be satisfied with all amendments, waiver or other modifications of, or other forbearance to exercise any rights with respect to, any of the terms or provisions of such purchase agreements and the exhibits and schedules thereto.

             "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

             "Plan" means any Pension Plan or Welfare Plan.

             "Pledge Agreement" means, as the context may require, the Borrower Pledge Agreement or the Subsidiary Pledge Agreement.

             "Pledged Subsidiary" means, at any time, each Subsidiary in respect of which the Administrative Agent has been granted, at such time, a security interest in and to, or a pledge of, (i) any of the issued and outstanding shares of Capital Stock of such Subsidiary, or (ii) any intercompany notes of such Subsidiary owing to the Borrower or another Subsidiary of the Borrower.

             "Qualified Assets" is defined in the definition of "Net Proceeds."

             "Quarterly Payment Date" means the third Business Day of January, April, July and October.

             "Reference Lenders" means (i) CSFB and (ii) another Lender determined by the Administrative Agent with the consent of the Borrower.

             "Refunded Swing Line Loans" is defined in Section 2.8.

             "Regulation S-X" means Regulation S-X promulgated by the SEC.

             "Reimbursement Obligation" is defined in Section 2.11(d).

             "Release" means a "release," as such term is defined in CERCLA.

             "Replacement Lender" is defined in Section 4.10.

             "Required Lenders" means, at any time, Lenders holding at least 51% of the Total Exposure Amount.

             "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

             "Restatement Fee Letter" means the confidential letter, dated January 28, 2002, from CSFB to the Borrower.

             "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in common stock of the Borrower) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrower or any Subsidiary or otherwise.

             "Restricted Subsidiaries" means all Guarantors, Titan Africa, Inc. and Titan Capital Trust.

             "Revolving Loan" is defined in Section 2.1.

             "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Revolving Loans pursuant to clause (a) of Section 2.1.

             "Revolving Loan Commitment Amount" means, on any date, $100,000,000, as such amount may be reduced from time to time pursuant to Section 2.6.

             "Revolving Loan Commitment Termination Date" means the earliest of:

                   (a)       the fifth anniversary of the Closing Date;

                   (b)       the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.6; and

                   (c)       the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clause (a), (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

             "Revolving Loan Lender" means the Lenders listed on Schedule I with Revolving Loan Commitments and Lenders from time to time holding Revolving Loans and Revolving Loan Commitments after giving effect to any assignments permitted by Section 11.11.

             "Revolving Note" means a promissory note of the Borrower payable to any Revolving Loan Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

             "Rollover Delay-Draw Term Loan" is defined in Section 2.3(d).

             "Rollover Delay-Draw Term Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Rollover Delay-Draw Term Loans pursuant to Section 2.3(d).

             "Rollover Delay-Draw Term Loan Commitment Amount" means, on any date, $75,000,000, as such amount may be reduced from time to time pursuant to Section 2.6.

             "Rollover Delay-Draw Term Loan Commitment Termination Date" means the earliest of:

                   (a)      November 23, 2001;

                   (b)       the date on which the Rollover Delay-Draw Term Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.6; or

                   (c)       the date on which any Commitment Termination Event occurs.

             Upon the occurrence of any event described in clause (a), (b), or (c), the Rollover Delay-Draw Term Loan Commitments shall terminate automatically without any further action.

             "Rollover Delay-Draw Term Loan Lender" means the Lenders listed on Schedule I (as supplemented) with Rollover Delay-Draw Term Loan Commitments and Lenders from time to time holding Rollover Delay-Draw Term Loans and Rollover Delay-Draw Term Loan Commitments after giving effect to any assignments permitted by Section 11.11.

             "Rollover Delay-Draw Term Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-6 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Rollover Delay-Draw Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

             "S&P" means Standard & Poor's Rating Services.

             "Scotiabank" is defined in the preamble.

             "SEC" means the Securities and Exchange Commission.

             "Secured Parties" means the Lenders, any Lender or Affiliate of a Lender which has entered into a Hedging Agreement with the Borrower, the Issuers, the Administrative Agent, and (in each case), each of their respective successors, transferees and assigns.

             "Security Agreement" means, as the context may require, the Borrower Security Agreement and the Subsidiary Security Agreement, in each case as amended, restated, supplemented, or otherwise modified from time to time.

             "Significant Subsidiary" has the meaning given to such term in Rule 1-02(w) of Regulation S-X.

             "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property sold as a going concern of such Person is (y) greater than the total amount of liabilities (including contingent liabilities but excluding amounts payable under intercompany promissory notes) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

             "Stated Amount," means on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

             "Stated Expiry Date" is defined in Section 2.11(a).

             "Stated Maturity Date" means with respect to

                   (a)       the Revolving Loans, the fifth anniversary of the Closing Date;

                   (b)       the Multi-Draw Term Loans, the sixth anniversary of the Closing Date;

                   (c)       the Term B Loans, the seventh anniversary of the Closing Date;

                   (d)       the Term C Loans, the seventh anniversary of the Closing Date; and

                   (e)       the Rollover Delay-Draw Term Loans, the sixth anniversary of the Closing Date.

             "Sub Debt Documents" means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated in accordance with Section 8.11.

             "Subordinated Debt" means (i) the Existing Subordinated Debt, and (ii) unsecured Indebtedness of the Borrower subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other terms reasonably satisfactory to the Required Lenders.

             "Subordinated Notes" means, collectively, any promissory notes, bonds or other instruments evidencing Subordinated Debt, as such bonds, notes or instruments may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.11.

             "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than 50% of the outstanding securities (or other ownership interest) having ordinary voting power to elect the board of directors, managers or other voting members of the governing body of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time securities (or other ownership interest) of any other class or classes of such corporation, limited liability company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

             "Subsidiary Guaranty" means the subsidiary guaranty executed and delivered by each Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit I hereto, as amended, restated, supplemented or otherwise modified from time to time.

             "Subsidiary Pledge Agreement" means the Pledge Agreement executed and delivered by each Restricted Subsidiary that in turn has any Subsidiaries, substantially in the form of Exhibit F-2 hereto, in each case as amended, restated, supplemented or otherwise modified from time to time.

             "Subsidiary Security Agreement" means, collectively, each Security Agreement executed and delivered by any Restricted Subsidiary in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of this Agreement, in substantially the form of Exhibit G-2 hereto, in each case, as amended, restated, supplemented or otherwise modified from time to time.

             "SureBeam" means SureBeam Corporation.

             "SureBeam Group" means SureBeam and each Subsidiary directly or indirectly owned by SureBeam but not owned directly by the Borrower or any Subsidiary of the Borrower other than SureBeam or a Subsidiary of SureBeam.

             "Swing Line Lender" means, subject to the terms of this Agreement, CSFB.

             "Swing Line Loan" is defined in clause (b) of Section 2.1.

             "Swing Line Loan Commitment" is defined in clause (b) of Section 2.1.

             "Swing Line Loan Commitment Amount" means, on any date, $10,000,000, as such amount may be reduced from time to time pursuant to Section 2.6.

             "Swing Line Note" means a promissory note of the Borrower payable to CSFB, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to CSFB resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

             "Synthetic Lease" means any synthetic lease, tax retention operating lease or off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but which is classified as an operating lease pursuant to GAAP.

             "Taxes" means any and all income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

             "Term B Loan" is defined in Section 2.3(a).

             "Term B Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term B Loans pursuant to Section 2.3(a).

             "Term B Loan Commitment Amount" means, on any date, $100,000,000.

             "Term B Loan Commitment Termination Date" means the earliest of:

                   (a)       the date the initial Credit Extensions are made (immediately after the making of the Term B Loans on such date); and

                   (b)       the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (a) or (b), the Term B Loan Commitments shall terminate automatically and without any further action.

             "Term B Loan Lender" means the Lenders listed on Schedule I with Term B Loan Commitments and Lenders from time to time holding Term B Loans after giving effect to any assignments permitted by Section 11.11.

             "Term B Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

             "Term C Loan" is defined in Section 2.3(c).

             "Term C Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term C Loans pursuant to Section 2.3(c).

             "Term C Loan Commitment Amount" means, on any date, $150,000,000.

             "Term C Loan Commitment Termination Date" means the earliest of:

                   (a)       the Term C Loan Draw Date (immediately after the making of the Term C Loans); and

                   (b)       the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (a) or (b), the Term C Loan Commitments shall terminate automatically and without any further action.

             "Term C Loan Draw Date" means June 1, 2000.

             "Term C Loan Lender" means the Lenders listed on Schedule I with Term C Loan Commitments and Lenders from time to time holding Term C Loans after giving effect to any assignments permitted by Section 11.11.

             "Term C Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-5 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term C Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

             "Term Loan" means, as the context may require, a Multi-Draw Term Loan, a Term B Loan, a Term C Loan, and/or a Rollover Delay-Draw Term Loan.

             "Term Loan Commitment" means, as the context may require, a Term B Loan Commitment, a Term C Loan Commitment, a Multi-Draw Term Loan Commitment and/or a Rollover Delay-Draw Term Loan Commitment.

             "Term Loan Commitment Amount" means, as the context may require, the Term B Loan Commitment Amount, the Term C Loan Commitment Amount, the Multi-Draw Term Loan Commitment Amount and/or the Rollover Delay-Draw Term Loan Commitment Amount.

             "Term Loan Commitment Termination Date" means, as the context may require, the Term B Loan Commitment Termination Date, the Term C Loan Commitment Termination Date, the Multi-Draw Term Loan Termination Date and/or the Rollover Delay-Draw Term Loan Commitment Termination Date.

             "Term Loan Lender" means, as the context may require, each Multi-Draw Term Loan Lender, each Term B Loan Lender, each Term C Loan Lender and each Rollover Delay-Draw Term Loan Lender.

             "Term Note" means, as the context may require, a Multi-Draw Term Note, a Term B Note, a Term C Note, and/or a Rollover Delay-Draw Term Note.

             "Titan Capital Trust" means Titan Capital Trust, a Delaware business trust and a wholly owned Subsidiary of the Borrower.

             "Total Debt" means, on any date of determination, the outstanding principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries (which, in the case of the Loans, shall be deemed to equal the aggregate amount of Loans outstanding on such date and which, in the case of Letter of Credit Outstandings shall be deemed to equal the aggregate amount of Letter of Credit Outstandings on such date), exclusive of (i) intercompany Indebtedness between the Borrower and any of its Subsidiaries (including, without limitation, the Debentures so long as they are held by Titan Capital Trust) and (ii) the Indebtedness of Titan Africa, Inc. in connection with the project financing in Benin, so long as such Indebtedness remains non-recourse to the Borrower and its Subsidiaries (other than Titan Africa, Inc.) and the Borrower and its Subsidiaries (other than Titan Africa, Inc.) have no liability or obligations with respect to such Indebtedness.

             "Total Debt to EBITDA Ratio" means, as of the last day of any Fiscal Quarter, the ratio of:

                   (a)       Total Debt outstanding on the last day of such Fiscal Quarter,

to

                   (b)       EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

             "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.

             "Total Percentage" means, relative to any Lender, the applicable percentage equal to the sum of (a) the total outstanding amount of Loans made by such Lender, (b) without duplication of clause (a), such Lender’s participation interest in Letter of Credit Outstandings, if any, and (c) the total unfunded amount of the Commitments of such Lender, divided by the Total Exposure Amount, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11(a).

             "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to any Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

             "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

             "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York.

             "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

             "U.S. Subsidiary" means any Subsidiary that is incorporated or organized under the laws of the United States or a state thereof or the District of Columbia.

             "Usage" means, (A) for each applicable Fiscal Quarter or portion thereof ending prior to the initial date that the Rollover Delay-Draw Term Loan Commitment is in effect, a percentage equal to (1) the daily average of the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (including the aggregate principal amount of all outstanding Swing Line Loans and the Letter of Credit Outstandings but excluding Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the Issuers for any amount drawn under any Letter of Credit but not yet so applied, to the extent such amounts are included as outstanding Swing Line Loans or Letter of Credit Outstandings) plus (ii) the aggregate principal amount of all outstanding Multi-Draw Term Loans, divided by (2) the daily average of the sum of (i) the Revolving Loan Commitment Amount and (ii) either (x) the Multi-Draw Term Loan Commitment Amount (prior to the Multi-Draw Term Loan Commitment Termination Date) or (y) the aggregate principal amount of all outstanding Multi-Draw Term Loans (subsequent to the Multi-Draw Term Loan Commitment Date), for such Fiscal Quarter or portion thereof, and (B) for each applicable Fiscal Quarter or portion thereof ending on or after the initial date the Rollover Delay-Draw Term Loan Commitment is in effect a percentage equal to (1) the daily average of the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (including the aggregate principal amount of all outstanding Swing Line Loans and the Letter of Credit Outstandings but excluding Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the Issuers for any amount drawn under any Letter of Credit but not yet so applied, to the extent such amounts are included as outstanding Swing Line Loans or Letter of Credit Outstandings) plus (ii) the aggregate principal amount of all outstanding Rollover Delay-Draw Term Loans, divided by (2) the daily average of the sum of (i) the Revolving Loan Commitment Amount and (ii) either (x) the Rollover Delay-Draw Term Loan Commitment Amount (prior to the Rollover Delay-Draw Term Loan Commitment Termination Date) or (y) the aggregate principal amount of all outstanding Rollover Delay-Draw

Term Loans (subsequent to the Rollover Delay-Draw Term Loan Commitment Date), for such Fiscal Quarter or portion thereof.

             "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

             "Welfare Plan" means a "welfare plan," as such term is defined in section 3(1) of ERISA.

             "wholly owned" means any Subsidiary all of the outstanding common stock (or similar equity interest) of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower and the officers, directors or employees of such Subsidiary.

       Section 1.2      Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

       Section 1.3      Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

       Section 1.4      Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Section 8.4) shall be made, in accordance with, those generally accepted accounting principles ("GAAP") in effect on the Closing Date. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its U.S. Subsidiaries, in each case without duplication.

ARTICLE II

COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT

       Section 2.1      Revolving Loan Commitment and Swing Line Loan Commitment.

                   (a)       On the terms and subject to the conditions set forth in this Agreement, from time to time on any Business Day occurring after the Closing Date but prior to the Revolving Loan Commitment Termination Date, each Revolving Loan Lender will make loans (relative to such Revolving Loan Lender, its "Revolving Loans") to the Borrower equal to such Revolving Loan Lender's Percentage of the aggregate amount of each Borrowing of the Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving Loans.

                   (b)       On the terms and subject to the conditions set forth in this Agreement, from time to time on any Business Day occurring after the Closing Date but prior to the Revolving Loan Commitment Termination Date, CSFB will make loans (relative to CSFB, its "Swing Line Loan") to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day. The Commitment of CSFB described in this clause (b) is herein referred to as its "Swing Line Loan Commitment." On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Swing Line Loans.

      Section 2.2       Letter of Credit Commitment.  On the terms and subject to the conditions set forth in this Agreement, from time to time on any Business Day occurring from and after the Closing Date but prior to the Revolving Loan Commitment Termination Date, the Issuer will (a) issue one or more standby letters of credit (together with the Existing Letters of Credit, each a "Letter of Credit") at the request of the Borrower or any Guarantor, in the Stated Amount requested by the Borrower on such day or (b) extend the Stated Expiry Date of a standby Letter of Credit previously issued hereunder (but excluding any Existing Letter of Credit) to a date not later than the earlier of (i) five Business Days prior to the Revolving Loan Commitment Termination Date and (ii) 12 months from the date of such extension; provided, however, that with respect to Letters of Credit with an aggregate undrawn face amount not exceeding $10,000,000, the Stated Expiry Date of such Letters of Credit may be up to 24 months following the issuance or extension thereof (but in no event later than five Business Days prior to the Revolving Loan Commitment Termination Date). Notwithstanding the foregoing, the face amount of all Existing Letters of Credit and all Letters of Credit issued on the Closing Date shall not exceed $6,000,000.

      Section 2.3       Term Loan Commitments.

                   (a)       Term B Loans.  In a single borrowing (which shall be a Business Day) occurring on or prior to the Term B Loan Commitment Termination Date, each Term B Loan Lender will make loans (relative to such Term B Loan Lender, its "Term B Loans") to the Borrower equal to such Term B Loan Lender's Percentage of the aggregate amount of each Borrowing of the Term B Loans requested by the Borrower to be made on the Closing Date. No amounts paid or prepaid with respect to Term B Loans may be reborrowed.

                   (b)       Multi-Draw Term Loans.  From time to time on any Business Day occurring after the Closing Date but prior to the Multi-Draw Term Loan Commitment Termination Date, each Multi-Draw Term Loan Lender will make loans (relative to such Multi-Draw Term Loan Lender, its "Multi-Draw Term Loans") to the Borrower equal to such Multi-Draw Term Loan Lender's Percentage of the aggregate amount of each Borrowing of the Multi-Draw Term Loans requested by the Borrower to be made on such day. No amounts paid or prepaid with respect to Multi-Draw Term Loans may be reborrowed.

                   (c)       Term C Loans.  In a single borrowing (which shall be a Business Day) occurring on or prior to the Term C Loan Commitment Termination Date, each Term C Loan Lender will make loans (relative to such Term C Loan Lender, its "Term C Loans") to the Borrower equal to such Term C Loan Lender's Percentage of the aggregate amount of each Borrowing of the Term C Loans requested by the Borrower to be made on the Term C Loan Draw Date. No amounts paid or prepaid with respect to Term C Loans may be reborrowed.

                   (d)       Rollover Delay-Draw Term Loans.  From time to time on any Business Day occurring after November 23, 2000, but prior to the Rollover Delay-Draw Term Loan Commitment Termination Date, each Rollover Delay-Draw Term Loan Lender will make loans (relative to such Rollover Delay-Draw Term Loan Lender, its "Rollover Delay-Draw Term Loans") to the Borrower equal to such Rollover Delay-Draw Term Loan Lender's Percentage of the aggregate amount of each Borrowing of the Rollover Delay-Draw Term Loans requested by the Borrower to be made on such day. No amounts paid or prepaid with respect to Rollover Delay-Draw Term Loans may be reborrowed.

      Section 2.4       Lenders Not Permitted or Required to Make Loans.  No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of:

                   (a)       all Revolving Loans

                          (i)      of all Revolving Loan Lenders and the outstanding principal amount of all Swing Line Loans, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the then existing Revolving Loan Commitment Amount; or

                          (ii)      of such Revolving Loan Lender, together with such Lender's Percentage of the aggregate amount of all Swing Line Loans and Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount;

                   (b)       all Term B Loans

                          (i)      of all Lenders made on the Closing Date would exceed the Term B Loan Commitment Amount; or

                          (ii)       of such Lender with a Term B Loan Commitment made on the Closing Date would exceed such Lender's Percentage of the Term B Loan Commitment Amount;

                   (c)       all Multi-Draw Term Loans

                          (i)      of all Lenders made prior to the Multi-Draw Term Loan Commitment Termination Date would exceed the Multi-Draw Term Loan Commitment Amount; or

                          (ii)       of such Lender with a Multi-Draw Term Loan Commitment made prior to the Multi-Draw Term Loan Commitment Termination Date would exceed such Lender's Percentage of the Multi-Draw Term Loan Commitment Amount;

                   (d)       all Swing Line Loans

                          (i)      would exceed the then existing Swing Line Loan Commitment Amount; or

                          (ii)      together with all Revolving Loans and the aggregate amount of all Letter of Credit Outstandings, would exceed the then existing Revolving Loan Commitment Amount;

                   (e)       all Rollover Delay-Draw Term Loans

                          (i)      of all Lenders made prior to the Rollover Delay-Draw Term Loan Commitment Termination Date would exceed the Rollover Delay-Draw Term Loan Commitment Amount; or

                          (ii)      of such Lender with a Rollover Delay-Draw Term Loan Commitment made prior to the Rollover Delay-Draw Term Loan Commitment Termination Date would exceed such Lender’s Percentage of the Rollover Delay-Draw Term Loan Commitment Amount.

      Section 2.5       Issuer Not Permitted or Required to Issue Letters of Credit.  No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the Revolving Loan Commitment Amount.

      Section 2.6       Reduction of the Commitment Amounts.  The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.6.

                   (a)       Optional.  The Borrower may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount, the Rollover Delay-Draw Term Loan Commitment Amount, the Multi-Draw Term Loan Commitment Amount, the Swing Line Loan Commitment Amount or the Letter of Credit Commitment Amount on the Business Day so specified by the Borrower; provided, however, that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the then current amount of the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount to the amount of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of CSFB or otherwise. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the then current amount of the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount to the amount of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Administrative Agent, the Issuers or otherwise.

                   (b)       Mandatory.  (i) (A) On the Multi-Draw Term Loan Commitment Termination Date, the Multi-Draw Term Loan Commitment Amount shall automatically and without the requirement of any action on the part of any Person be permanently reduced to zero, and (B) on the Rollover Delay-Draw Term Loan Commitment Termination Date, the Rollover Delay-Draw Term Loan Commitment Amount shall automatically and without the requirement of any action on the part of any Person be permanently reduced to zero, and (ii) on the date the

Borrower or any of its Restricted Subsidiaries makes any prepayment with respect to Net Proceeds required to be applied to prepay Revolving Loans in accordance with clauses (c), (d) and (e) of Section 3.1 and Section 3.2, the Revolving Loan Commitment Amount shall be reduced by an amount equal to the amount of such prepayment required to be applied to prepay the Revolving Loans. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the then current amount of the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount to the amount of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of CSFB or otherwise. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the then current amount of the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount to the amount of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Administrative Agent, the Issuers or otherwise.

      Section 2.7       Borrowing Procedure.  In the case of other than Swing Line Loans, by delivering a Borrowing Request to the Administrative Agent on or before 1:00 p.m., New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of Revolving Loans, in a minimum amount of $1,000,000 and an integral multiple of $1,000,000, in the case of Multi-Draw Term Loans or Rollover Delay-Draw Term Loans, in a minimum amount of $2,000,000 and an integral multiple of $1,000,000 or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. Promptly after receipt of a Borrowing Request, the Administrative Agent shall provide a notice to the applicable Lenders specifying the global amount of the Borrowing, such Lender's pro rata share thereof, the type of Loan, and, in the case of LIBO Rate Loans, the Interest Period with respect thereto. In the case of other than Swing Line Loans, on or before 2:00 p.m. (New York time) on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

      Section 2.8       Swing Line Loans.  By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Borrowing Request, to CSFB on or before 2:00 p.m., New York time, on the Business Day the proposed Swing Line Loan is to be made, the Borrower may from time to time irrevocably request that Swing Line Loans be made by CSFB in an aggregate minimum principal amount of $500,000 and an integral multiple of $500,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by CSFB, by its close of business on the Business Day telephonic notice is received by it as provided in this clause to the Borrower by wire transfer to the account the Borrower shall have specified in its notice therefor.

             If (i) any Swing Line Loan shall be outstanding for more than four Business Days or (ii) any Default shall occur and be continuing, each Revolving Loan Lender (other than CSFB) irrevocably agrees that it will, at the request of CSFB, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"). On or before 2:00 p.m. (New York time) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each Revolving Loan Lender shall deposit in an account specified by CSFB the amount so requested in same day funds and such funds shall be applied by CSFB to repay the Refunded Swing Line Loans. At the time the aforementioned Lenders make the above referenced Revolving Loans, CSFB shall be deemed to have made, (in consideration of the making of the Refunded Swing Line Loans), Revolving Loans in an amount equal to CSFB's Percentage (determined by reference to its Revolving Loan Commitment) of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of CSFB) of any Revolving Loans pursuant to this clause, the amount so funded shall become outstanding under such Revolving Loan Lender's Revolving Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of CSFB) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which CSFB had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Revolving Loan Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against CSFB, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement or any other Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      Section 2.9       Continuation and Conversion Elections.   By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 1:00 p.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Days' notice in the case of conversion to Base Rate Loans, or three Business Days' notice in the case of conversion to LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

      Section 2.10       Funding.  Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

      Section 2.11       Letters of Credit.

                   (a)       Issuance Procedures.  By delivering to the Administrative Agent an Issuance Request on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably request on not less than three (or such shorter period as may be agreed to by the Issuers in their sole discretion) nor more than ten Business Days' notice, that an Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit in such form as may be requested by the Borrower and approved by such Issuer, solely for the purposes described in Section 7.8. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) five Business Days prior to the Revolving Loan Commitment Termination Date and (ii) 12 months from the date of its issuance; provided, however, that with respect to Letters of Credit with an aggregate undrawn face amount not exceeding $10,000,000, the Stated Expiry Date of such Letters of Credit may be up to 24 months following the issuance or extension thereof (but in no event later than five Business Days prior to the Revolving Loan Commitment Termination Date). Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues hereunder.

                   (b)       Other Lenders' Participation.  Upon the issuance of each Letter of Credit issued by an Issuer pursuant hereto, and without further action, each Revolving Loan Lender (other than such Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage to make Revolving Loans, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Revolving Loan Lender shall, to the extent of its Percentage to make Revolving Loans, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.11(d). In addition, such Revolving Loan Lender shall, to the extent of its Percentage to make Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.6(c) with respect to each Letter of Credit (other than the fronting and issuance fees payable to an Issuer pursuant to Section 3.6(c)(i)(1) and Section 3.6(c)(ii)) and of interest payable pursuant to Section 3.3 with respect to any Reimbursement Obligation. To the extent that any Revolving Loan Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

                   (c)       Disbursements.  An Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 1:00 p.m., New York time, on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to Section 3.3 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary).

                   (d)       Reimbursement.  The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.11(c) to reimburse an Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse an Issuer, each Revolving Loan Lender's obligation under Section 2.11(b) to reimburse an Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Revolving Loan Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

                   (e)       Deemed Disbursements.  Upon the occurrence and during the continuation of any Default under Section 9.1(i) or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

                          (i)       the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

                          (ii)       the Borrower shall be immediately obligated to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers.

Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations and all other Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall, if no other Default is then existing, return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations and all other Obligations.

                   (f)       Nature of Reimbursement Obligations.  The Borrower, each other Obligor and, to the extent set forth in Section 2.11(b), each Revolving Loan Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

                          (i)       the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                          (ii)       the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                          (iii)       failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                          (iv)       errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                          (v)       any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Revolving Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put such Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.

                   (g)       Reporting Requirements for Issuers.  Within two Business Days following the last day of each calendar month, each Issuer shall deliver to the Administrative Agent a report detailing all activity during the preceding month with respect to any Letters of Credit issued by any such Issuer, including the face amount, the account party, the beneficiary and the expiration date of such Letters of Credit and any other information with respect thereto as may be requested by the Administrative Agent.

      Section 2.12       Notes.  Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such

Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be rebuttably presumptive evidence of the accuracy of the information so set forth; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      Section 3.1       Repayments and Prepayments.  The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

                   (a)       From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any:

                          (i)      Loans (other than Swing Line Loans), provided, however, that

                                (1)       any such prepayment of the Term Loans shall be made pro rata among all the Term Loans and, if applicable, having the same Interest Period of all Lenders that have made such Term Loans, and shall be applied to the remaining amortization payments, for the relevant Term Loans as provided for in Section 3.1(f) and any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                                (2)       all such voluntary prepayments shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent; and

                                (3)       all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000; and

                          (ii)      Swing Line Loans, provided that

                                (1)       all such voluntary prepayments shall require prior telephonic notice to CSFB on or before 2:00 p.m., New York time, on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); and

                                (2)       all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $500,000.

                   (b)       On each date when the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time, including pursuant to Section 2.6), the Borrower shall make a mandatory prepayment of all the Revolving Loans or all Swing Line Loans (or both) and, if necessary, give cash collateral to the Administrative Agent pursuant to an agreement satisfactory to the Administrative Agent to collateralize Letter of Credit Outstandings, in an aggregate amount equal to such excess.

                   (c)       If the Borrower receives (or is deemed to receive) Net Proceeds described in clause (a) of the definition thereof and no Default has occurred and is continuing, the Borrower shall make a mandatory prepayment of the Loans (i) on or before the required date of the delivery of the certificate of an Authorized Officer identified in the second paragraph of the definition of Net Proceeds equal to the product of (x) the amount of such Net Proceeds minus the amount of such Net Proceeds identified in such certificate which the Borrower expects to use to purchase Qualified Assets, in accordance with this Agreement, during the 180-day period following such receipt of Net Proceeds times (y) 0.50 and (ii) on or before the 180th day following such receipt of Net Proceeds equal to the excess, if any, of (A) the product of (x) the amount of such Net Proceeds minus the amount of such Net Proceeds used to acquire Qualified Assets in accordance with this Agreement during the 180-day period following such receipt of Net Proceeds times (y) 0.50 over (B) the prepayment made pursuant to the immediately preceding clause (i). If the Borrower receives (or is deemed to receive) Net Proceeds described in clause (a) of the definition thereof and a Default has occurred and is continuing, the Borrower shall concurrently upon receipt of such Net Proceeds make a mandatory prepayment of the Loans with 50% of such Net Proceeds.

                   (d)       If the Borrower or any Restricted Subsidiary of the Borrower receives (or is deemed to receive) Net Proceeds described in clause (b) of the definition thereof and no Default has occurred and is continuing, the Borrower shall make a mandatory prepayment of the Loans (i) on or before the required date of the delivery of the certificate of an Authorized Officer identified in the second paragraph of the definition of Net Proceeds equal to the amount of such Net Proceeds minus the amount thereof identified in such certificate which the Borrower expects to use to purchase Qualified Assets in accordance with this Agreement during the 360-day period following such receipt of Net Proceeds and (ii) on or before the 360th day following such receipt of Net Proceeds equal to the excess, if any, of (A) the amount of such Net Proceeds minus the amount of such Net Proceeds used to acquire Qualified Assets in accordance with this Agreement during the 360-day period following such receipt of Net Proceeds over (B) the prepayment made pursuant to the immediately preceding clause (i). If the Borrower or any Restricted Subsidiary of the Borrower receives (or is deemed to receive) Net Proceeds described in clause (b) of the definition thereof and a Default has occurred and is continuing, the Borrower shall concurrently upon receipt of such Net Proceeds make a mandatory prepayment of the Loans with 100% of such Net Proceeds.

                   (e)       Concurrently with the receipt (or deemed receipt) of any Net Proceeds with respect to Net Proceeds described in clauses (c), (d) and (e) of such definition by the Borrower or any of its Restricted Subsidiaries, the Borrower shall make a mandatory prepayment of the Loans (i) in an amount equal to 100% of such Net Proceeds. The Borrower will, prior to prepaying the Loans, give the Administrative Agent telephone notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each Lender entitled to receive any portion of such prepayment.

                   (f)       The Borrower shall make a scheduled repayment of the aggregate outstanding principal amount of:

                          (i)      Multi-Draw Term Loans in installments on the dates set forth below (provided that if such date is not a Business Day, the installment shall be paid on the preceding Business Day), each such installment to be in an amount equal to the corresponding percentages set forth below of the principal amount of the Multi-Draw Term Loans outstanding as of the Multi-Draw Term Loan Commitment Termination Date:

DATE	SCHEDULED REPAYMENT OF MULTI-DRAW TERM LOANS
June 30, 2001	2.50%
September 30, 2001	2.50%
December 31, 2001	2.50%
March 31, 2002	2.50%

June 30, 2002	3.75%
September 30, 2002	3.75%
December 31, 2002
March 31, 2003	3.75%

June 30, 2003	5.00%
September 30, 2003	5.00%
December 31, 2003	5.00%
March 31, 2004	5.00%

June 30, 2004	6.25%
September 30, 2004	6.25%
December 31, 2004	6.25%
March 31, 2005	6.25%

June 30, 2005	7.50%
September 30, 2005	7.50%
December 31, 2005	7.50%
Sixth Anniversary of the Closing Date	7.50%

; provided that the scheduled installments of principal of the Multi-Draw Term Loans set forth above shall be reduced on a pro rata basis in connection with any voluntary or mandatory prepayments of the Multi-Draw Term Loans in accordance with Section 3.1; and provided further that the final installment specified above for the repayment by the Borrower of the Multi-Draw Term Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Multi-Draw Term Loans.

                          (ii)      Term B Loans in installments on the dates set forth below (provided that if such date is not a Business Day, the installment shall be paid on the preceding Business Day), each such installment to be in an amount equal to the corresponding percentages set forth below of the principal amount of the Term B Loans outstanding on the Closing Date:

DATE	SCHEDULED REPAYMENT OF TERM B LOANS
June 30, 2000	0.25%
September 30, 2000	0.25%
December 31, 2000	0.25%
March 31, 2001	0.25%

June 30, 2001	0.25%
September 30, 2001	0.25%
December 31, 2001	0.25%
March 31, 2002	0.25%

June 30, 2002	0.25%
September 30, 2002	0.25%
December 31, 2002	0.25%
March 31, 2003	0.25%

June 30, 2003	0.25%
September 30, 2003	5.00%
December 31, 2003	0.25%
March 31, 2004	0.25%

June 30, 2004	0.25%
September 30, 2004	0.25%
December 31, 2004	0.25%
March 31, 2005	0.25%

June 30, 2005	0.25%
September 30, 2005	0.25%
December 31, 2005	0.25%
March 31, 2006	0.25%

June 30, 2006	23.5%
September 30, 2006	23.5%
December 31, 2006	23.5%
Seventh Anniversary of the Closing Date	23.5%

; provided that the scheduled installments of principal of the Term B Loans set forth above shall be reduced on a pro rata basis in connection with any voluntary or mandatory prepayments of the Term B Loans in accordance with Section 3.1; and provided further, that the final installment specified above for the repayment by the Borrower of the Term B Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Term B Loans.

                          (iii)       Term C Loans in installments on the dates set forth below (provided that if such date is not a Business Day, the installment shall be paid on the preceding Business Day), each such installment to be in an amount equal to the corresponding percentages set forth below of the principal amount of the Term C Loans outstanding on the Closing Date:

DATE	SCHEDULED REPAYMENT OF TERM C LOANS
June 30, 2000	0.25%
September 30, 2000	0.25%
December 31, 2000	0.25%
March 31, 2001	0.25%

June 30, 2001	0.25%
September 30, 2001	0.25%
December 31, 2001	0.25%
March 31, 2002	0.25%

June 30, 2002	0.25%
September 30, 2002	0.25%
December 31, 2002	0.25%
March 31, 2003	0.25%

June 30, 2003	0.25%
September 30, 2003	5.00%
December 31, 2003	0.25%
March 31, 2004	0.25%

June 30, 2004	0.25%
September 30, 2004	0.25%
December 31, 2004	0.25%
March 31, 2005	0.25%

June 30, 2005	0.25%
September 30, 2005	0.25%
December 31, 2005	0.25%
March 31, 2006	0.25%

June 30, 2006	23.5%
September 30, 2006	23.5%
December 31, 2006	23.5%
Seventh Anniversary of the Closing Date	23.5%

; provided that the scheduled installments of principal of the Term C Loans set forth above shall be reduced on a pro rata basis in connection with any voluntary or mandatory prepayments of the Term C Loans in accordance with Section 3.1; and provided further, that the final installment specified above for the repayment by the Borrower of the Term C Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Term C Loans.

                          (iv)      Rollover Delay-Draw Term Loans in installments on the dates set forth below (provided that if such date is not a Business Day, the installment shall be paid on the preceding Business Day), each such installment to be in an amount equal to the corresponding percentages set forth below of the principal amount of the Rollover Delay-Draw Term Loans outstanding as of the Rollover Delay-Draw Term Loan Commitment Termination Date:

DATE	SCHEDULED REPAYMENT OF ROLLOVER DELAY-DRAW TERM LOANS
December 31, 2001	2.50%
March 31, 2002	2.50%

June 30, 2002	3.75%
September 30, 2002	3.75%
December 31, 2002	3.75%
March 31, 2003	3.75%

June 30, 2003	5.00%
September 30, 2003	5.00%
December 31, 2003	5.00%
March 31, 2004	5.00%

June 30, 2004	6.25%
September 30, 2004	6.25%
December 31, 2004	6.25%
March 31, 2005	6.25%

June 30, 2005	7.50%
September 30, 2005	7.50%
December 31, 2005	10.00%
Sixth Anniversary of the Closing Date	10.00%

; provided that the scheduled installments of principal of the Rollover Delay-Draw Term Loans set forth above shall be reduced on a pro rata basis in connection with any voluntary or mandatory prepayments of the Rollover Delay-Draw Term Loans in accordance with Section 3.1; and provided further, that the final installment specified above for the repayment by the Borrower of the Rollover Delay-Draw Term Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Rollover Delay-Draw Term Loans.

                   (g)       Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 9.2 or Section 9.3, the Borrower shall repay all the Loans, unless, pursuant to Section 9.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of principal of any Revolving

Loans or Swing Line Loans pursuant to clause (a) or (b) shall cause a reduction in the Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be.

      Section 3.2       Application.  Amounts prepaid shall be applied as set forth in this Section.

                   (a)       Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans; provided that prepayments of LIBO Rate Loans made pursuant to Section 3.1, if not made on the last day of the Interest Period with respect thereto, shall be (i) prepaid subject to the provisions of Section 4.4 (together with a payment of all accrued interest) or (ii) upon the written request of the Borrower, so long as no Default or Event of Default has occurred and is continuing, the last day of the relevant Interest Period so long as the funds representing such prepayment are deposited with the Administrative Agent pursuant to arrangements and documentation in form and substance reasonably satisfactory to the Administrative Agent.

                   (b)       Each prepayment of Loans made pursuant to clause (c), (d) or (e) of Section 3.1 shall be applied (i) first, to the mandatory prepayment of the outstanding principal amount of all Term Loans (with the amount of such prepayment of the Term Loans being applied pro rata to all remaining amortization payments of each Term Loan, pro rata among all such outstanding Term Loans), until all Term Loans have been paid in full, and except that with respect to the amount of any such prepayment that is allocated to the then outstanding Term B Loans and Term C Loans, each such Term B Loan Lender and Term C Loan Lender shall have the right to refuse any such prepayment by giving written notice of such refusal to the Administrative Agent (such written notice to be delivered to the Borrower upon request) within five Business Days after such Term B Loan Lender's or such Term C Loan Lender's receipt of notice from the Administrative Agent of such prepayment (and the Borrower shall not prepay any such Term B Loans and Term C Loans until the tenth Business Day); provided that (x) 100% of any prepayment so refused shall be applied pro rata to the Multi-Draw Term Loans and the Rollover Delay-Draw Term Loans until the Multi-Draw Term Loans and the Rollover Delay-Draw Term Loans have been paid in full and (y) after all Multi-Draw Term Loans and Rollover Delay-Draw Term Loans have been repaid in full and the Multi-Draw Term Loan Commitment and the Rollover Delay-Draw Term Loan Commitment have terminated, any remaining amount of the prepayment refused by the Term B Lenders and the Term C Lenders shall be applied pro rata to the Term B Loans and the Term C Loans, (ii) second, after all Term Loans have been prepaid, to the mandatory prepayment of the outstanding principal of all Revolving Loans, (iii) third, after all Revolving Loans have been prepaid, to the mandatory prepayment of all Swing Line Loans and (iv) fourth, after all Revolving Loans and Swing Line Loans have been prepaid, to cash collateralize all outstanding Letters of Credit.

      Section 3.3       Interest Rates.  Subject to clause (c) below and Section 2.8, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                   (a)       on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable

Margin; provided that all Swing Line Loans shall always accrue interest at the then effective Applicable Margin for Revolving Loans maintained as Base Rate Loans; and

      (b)      on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

             All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan. Following the occurrence and during the continuance of a Default or an Event of Default, all Loans shall be maintained as Base Rate Loans; provided that LIBO Rate Loans in effect upon the occurrence thereof shall be converted to Base Rate Loans upon the expiration of the then current Interest Period.

      Section 3.4       Default Rates.  Upon the occurrence and during the continuation of a Default or an Event of Default, the Borrower shall pay interest on all Obligations at a rate per annum equal to two percent (2%) above the otherwise applicable interest rate or, if no such rate is applicable, at a rate per annum equal to the Alternate Base Rate from time to time in effect plus the Applicable Margin then in effect plus a margin of 2%.

      Section 3.5       Payment Dates.  Interest accrued on each Loan shall be payable, without duplication:

                   (a)       on the Stated Maturity Date therefor;

                   (b)       on the date of any conversion of a LIBO Rate Loan to a Base Rate Loan;

                   (c)       on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                   (d)       with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date for the period ending on (and including) the last day of the immediately preceding December, March, June or September, respectively;

                   (e)      with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period); and

                   (f)       on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

                   Section 3.6       Fees.  The Borrower agrees to pay the fees set forth in this Section 3.6. All such fees shall be non-refundable.

                   (a)       Non-Utilization Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender, in accordance with such Lender's Percentage of the sum of (i) the Revolving Loan Commitment Amount, (ii) the Multi-Draw Term Loan Commitment Amount (on and prior to the Multi-Draw Term Loan Commitment Termination Date) or the outstanding Multi-Draw Term Loans (subsequent to the Multi-Draw Term Loan Commitment Termination Date), and (iii) the Rollover Delay-Draw Term Loan Commitment Amount (commencing on the initial date the Rollover Delay-Draw Term Loan Commitment is effective until and including the Rollover Delay-Draw Term Loan Commitment Termination Date) or the outstanding Rollover Delay-Draw Term Loans (subsequent to the Rollover Delay-Draw Term Loan Commitment Termination Date) for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date, the Non-Utilization Fee. The Non-Utilization Fee payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing Date, for the period ending on (and including) the last day of the immediately preceding December, March, June or September, respectively, on the Multi-Draw Term Loan Commitment Termination Date, the Rollover Delay-Draw Term Loan Commitment Termination Date and on the Revolving Loan Commitment Termination Date.

                   (b)       Agent's Fee.  The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Fee Letter and the Restatement Fee Letter.

                   (c)       Letter of Credit Fee. The Borrower agrees to pay the following amounts to the Administrative Agent for the account of the Issuers and the Revolving Loan Lenders, as applicable, with respect to Letters of Credit issued by the Issuers for the account of the Borrower or any of its Subsidiaries:

                          (i)      with respect to each Letter of Credit, (1) a fronting fee equal to 0.25% per annum of the Stated Amount of such Letter of Credit and (2) a Letter of Credit fee equal to the product of (x) the then Applicable Margin for Revolving Loans maintained as LIBO Rate Loans and (y) the Stated Amount of such Letter of Credit, in each case payable in arrears on each Quarterly Payment Date for the period ending on (and including) the last day of the immediately preceding December, March, June or September, respectively, and on the Revolving Loan Commitment Termination Date and computed on the basis of a 360-day year for the actual number of days elapsed; and

                          (ii)      with respect to the issuance, amendment or transfer of each Letter of Credit (without duplication of the fees payable under clause (i) above), documentary and processing charges in accordance with such Issuer’s standard schedule for such charges in effect at the time of such issuance, amendment or transfer, as the case may be.

Promptly upon receipt by the Administrative Agent of any amount described in clause (i)(2) of this Section 3.6(c), the Administrative Agent shall distribute to each other Revolving Loan Lender its Percentage of such amount.

ARTICLE IV

CERTAIN LIBO RATE AND OTHER PROVISIONS

      Section 4.1       LIBO Rate Lending Unlawful.  If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the other Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

      Section 4.2       Deposits Unavailable.  If the Administrative Agent shall have determined that:

                   (a)       Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                   (b)       by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.7 and Section 2.9 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      Section 4.3       Increased LIBO Rate Loan Costs, etc.   The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority, except for such changes with respect to increased capital costs and taxes which are governed by Sections 4.5 and 4.6, respectively. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days (with at least one day being a Business Day) of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      Section 4.4       Funding Losses.  In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of:

                   (a)       any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                   (b)       any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                   (c)       any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall be rebuttably presumptive evidence of the amount of such loss or expense.

      Section 4.5       Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Lender (including any Issuer) or any Person controlling such Lender, and such Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Loans made, or the Letters of Credit issued by or participated in, by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be rebuttably presumptive evidence of the amount of such loss or expense. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      Section 4.6      Taxes.

                   (a)      Any and all payments by the Borrower and each other Obligor under this Agreement and each other Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, except to the extent such Taxes are required by law to be deducted or withheld. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by the Borrower or any other Obligor to or on behalf of the Administrative Agent or any Lender hereunder or under any other Loan Document, then:

                          (i)      subject to clause (f), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for herein or in such other Loan Document; and

                          (ii)      the Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

                   (b)      In addition, the Borrower and each other Obligor shall pay any and all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                   (c)       As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

                   (d)       Subject to clause (f), the Borrower shall indemnify the Administrative Agent and each Lender for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) the Administrative Agent or such Lender (and whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority). Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by the Administrative Agent or any Lender, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that neither the Administrative Agent nor any Lender shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental Taxes that may become payable by the Administrative Agent or any Lender as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by the Administrative Agent or any Lender or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date the Administrative Agent or such Lender, as the case may be, makes written demand therefor. The Borrower acknowledges that any payment made to the Administrative Agent or any Borrower or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

                   (e)       Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent either

                          (i)       two duly completed copies of either (A) Internal Revenue Service Form W-8BEN or (B) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or

                          (ii)       in the case of a Non-U.S. Lender claiming exemption from U.S. federal income withholding tax under Section 871(h) or 881(c) of the Code with respect to payment of "portfolio interest," (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an “Exemption Certificate”) and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or an applicable successor form.

                   (f)       The Borrower shall not be obligated to gross up any payments to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrower shall be obligated to gross up any payments to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect to United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the Borrower or (iii) the obligation to gross up payments to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrower.

      Section 4.7       Payments, Computations, etc.  Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest (including interest on

LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      Section 4.8       "Sharing of Payments".  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      Section 4.9       Setoff.  Each Lender shall, upon the occurrence and during the continuance of any Event of Default or any Default described in Section 9.1(i), have the right to appropriate and apply to the payment of the Obligations (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender or any Affiliate of such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliate; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      Section 4.10       Replacement of Lender.  Each Lender agrees that, upon the occurrence of any event set forth in Section 4.1, 4.3, 4.5, or 4.6, such Lender will use reasonable efforts to book and maintain its Loans through a different lending office or to transfer its Loans to an Affiliate with the objective of avoiding or minimizing the consequences of such event; provided that such booking or transfer is not otherwise disadvantageous to such Lender as determined by such Lender in its sole and absolute discretion. If any Lender has demanded to be paid additional amounts pursuant to Section 4.1, 4.3, 4.5 or 4.6, and the payment of such additional amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Borrower than with respect to the other Lenders, then the Borrower shall have the right at any time when no Default or Event of Default shall have occurred and be continuing to seek one or more financial institutions which are not Affiliates of the Borrower (each, a "Replacement Lender") to purchase with the written consent of the Administrative Agent (which consent shall not be (x) required if such proposed Replacement Lender is already a Lender, or an Affiliate of a Lender, or (y) unreasonably delayed or withheld) the outstanding Loans and Commitments of such Lender (the "Affected Lender"), and if the Borrower locates a Replacement Lender, the Affected Lender shall, upon

                   (a)       prior written notice to the Administrative Agent,

                   (b)       (i) payment to the Affected Lender of the purchase price agreed between it and the Replacement Lender (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of the Affected Lender's Loans and accrued interest thereon to the date of payment) by the Replacement Lender plus (ii) payment by the Borrower of all amounts (other than principal and interest) then due to the Affected Lender or accrued for its account hereunder or under any other Loan Document,

                   (c)       satisfaction of the provisions set forth in Section 11.11(a), and

                   (d)       payment by the Borrower to the Affected Lender and the Administrative Agent of all reasonable out-of-pocket expenses in connection with such assignment and assumption (including the processing fees described in Section 11.11(a)), assign and delegate all its rights and obligations under this Agreement and any other Loan Document to which it is a party (including its outstanding Loans) to the Replacement Lender (such assignment to be made without recourse, representation or warranty), and the Replacement Lender shall assume such rights and obligations, whereupon the Replacement Lender shall in accordance with Section 11.11(a) become a party to each Loan Document to which the Affected Lender is a party and shall have the rights and obligations of a Lender thereunder and the Affected Lender shall be released from its obligations hereunder and each other Loan Document to the extent of such assignment and delegation.

ARTICLE V

CONDITIONS TO CREDIT EXTENSIONS

      Section 5.1       Conditions Precedent to the Effectiveness of this Agreement.  This Agreement shall become effective on the date when each of the conditions precedent set forth in this Section 5.1 have been satisfied (unless waived by the Lenders or unless the deadline for delivery has been extended by the Administrative Agent). All such conditions may occur contemporaneously but shall be deemed to have occurred simultaneously.

                   (a)  Execution of Counterparts.  The Administrative Agent shall have received counterparts of (i) this Agreement, duly executed and delivered on behalf of each of the Borrower, the Administrative Agent, the Issuers and the Required Lenders and (ii) an

Acknowledgment and Consent, duly executed and delivered on behalf of each Guarantor, in the form of Annex A hereto.

                   (b)      Effective Date Certificate.   The Administrative Agent shall have received, with counterparts for each Lender, a certificate (the "Effective Date Certificate"), dated the date of this Agreement and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower, as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Effective Date Certificate (including certificates of resolutions and incumbency, evidences of due organization, governing documents, certificates of good standing and other related certificates with respect to the Borrower) shall be in form and substance reasonably satisfactory to the Administrative Agent.

                   (c)       Fees, Expenses, etc.  The Administrative Agent shall have received (i) for its own account all fees, costs and expenses due and payable pursuant to Sections 3.6 and 11.3 of this Agreement, if then invoiced (in reasonable detail) and (ii) for the account of each Lender consenting to the amendments evidenced by this Agreement an amendment fee equal to the product of (i) 0.15% times (ii) the sum of the aggregate principal amount of Term Loans owing to such Lender and Revolving Loan Commitments of such Lender.

                   (d)       Opinions of Counsel.  The Administrative Agent shall have received opinions, dated the Closing Date and addressed to the Administrative Agent and all Lenders, from Morgan, Lewis & Bockius, LLP, counsel to the Obligors, in form and substance reasonably satisfactory to the Administrative Agent.

                   (e)      Material Adverse Change.  Since December 31, 1998, there shall not have occurred or become known to the Lenders any event or events, adverse condition or change that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                   (f)      Litigation, etc. There shall exist no pending or, to the knowledge of the Borrower, threatened, litigation, proceedings or investigations which could reasonably be expected to have a Material Adverse Effect.

                   (g)       Other Legal Details, etc.  The Administrative Agent and the Lenders shall have received such further documents, certificates, opinions and agreements as may be reasonably requested. All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Administrative Agent or its counsel may reasonably request, and all legal, tax and accounting matters incident to the transactions contemplated by this Agreement shall be satisfactory to the Administrative Agent and its counsel.

      Section 5.2       All Credit Extensions.  The obligation of each Lender and each Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to Sections 2.4 and 2.5 and the satisfaction of each of the conditions precedent set forth in this Section 5.2.

                   (a)       Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension, the following statements shall be true and correct:

                          (i)       the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) and in each other Loan Document shall, in each case, be true and correct in all respects (with respect to representations and warranties qualified by materiality or Material Adverse Effect) and in all material respects (with respect to all other representations and warranties) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date unless such representations and warranties are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct as of such earlier date);

                          (ii)       except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7,

                                (1)      no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, or which would adversely affect the legality, validity or enforceability of this Agreement or any other Loan Document; and

                                (2)      no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which could reasonably be expected to have a Material Adverse Effect; and

                          (iii)      no Default shall have then occurred and be continuing.

                   (b)       Credit Extension Request, etc.  Subject to Section 2.8, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2(a) are true and correct in all material respects.

                   (c)       Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

      Section 5.3       Term C Loans.  In addition to the conditions set forth in Section 5.2, on the Term C Loan Draw Date, the Administrative Agent shall have received, for the account of each Term C Loan Lender, such Lender’s Term C Note.

      Section 5.4       Rollover Delay-Draw Term Loans.  In addition to the conditions set forth in Section 5.2, no Rollover Delay-Draw Term Loans shall be made until the Administrative Agent shall have received, for the account of each Rollover Delay-Draw Term Loan Lender, such Lender’s Rollover Delay-Draw Term Note, in an amount equal to the Rollover Delay-Draw Term Loan Commitment of such Rollover Delay-Draw Term Loan Lender.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

             In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each Secured Party as set forth in this Article.

      Section 6.1       Organization, etc.  The Borrower and each of its Subsidiaries is (a) validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, and (b) duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it except where the failure to hold such licenses, permits and other approvals would not result in a Material Adverse Effect.

      Section 6.2       Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, are in each case within each such Person's powers, have been duly authorized by all necessary action, and do not

                   (a)       contravene any such Person's Organic Documents;

                   (b)      contravene any contractual restriction binding on or affecting any such Person;

                   (c)      contravene (i) any court decree or order binding on or affecting any such Person or (ii) any law or governmental regulation binding on or affecting any such Person; or

                   (d)      result in, or require the creation or imposition of, any Lien on any of such Person's properties (except as permitted by this Agreement).

      Section 6.3      Government Approval, Regulation, etc. Except as set forth in Item 6.3 of the Disclosure Schedule, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person other than those that have been duly obtained or made and which are in full force and effect is required for the due execution, delivery or performance by the Borrower or any other Obligor of any Loan Document to which it is a party. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 6.4      Validity, etc.  This Agreement and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and each other Loan Document executed by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

      Section 6.5       Financial Information.  The financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and each Lender as of the Closing Date have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of each of the Borrower and its Subsidiaries furnished pursuant to Section 7.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      Section 6.6  No Material Adverse Effect.  (a) No Material Adverse Effect has occurred since December 31, 1998 with respect to the Borrower and its Subsidiaries and (b) no material adverse effect on the business, condition (financial or otherwise), operations, assets, properties or prospects has occurred since December 31, 1998 with respect to ACS and its Subsidiaries, Acquisition Two and its Subsidiaries or LinCom and its Subsidiaries, which would have a Material Adverse Effect with respect to the Borrower and its Subsidiaries after giving effect to the ACS Acquisition and the acquisitions of Acquisition Two and LinCom.

       Section 6.7      Litigation, Labor Controversies, etc.  There is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding, investigation or labor controversy (a) affecting the Borrower or any of its Subsidiaries or any Obligor, or any of their respective properties, businesses, assets or revenues, which could, if adversely determined, have a Material Adverse Effect except as disclosed in Item 6.7 of the Disclosure Schedule or (b) which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

       Section 6.8      Subsidiaries.   The Borrower has no Subsidiaries, except those Subsidiaries

                   (a)       which are identified in Item 6.8 of the Disclosure Schedule; or

                   (b)       which constitute Investments permitted by Section 8.5 or which are permitted to have been organized or acquired in accordance with Section 8.5 or 8.9.

      Section 6.9       Ownership of Properties.  The Borrower and each of its Subsidiaries owns (a) in the case of owned real property, good and marketable fee title to, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 8.3.

      Section 6.10       Taxes.   The Borrower and each of its Subsidiaries has timely filed all tax returns and reports required by law to have been filed by it, and all such tax returns are complete, accurate and correct in all material respects. The Borrower and each of its Subsidiaries has paid all material taxes and governmental charges due and payable on or prior to the date hereof, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      Section 6.11       Pension and Welfare Plans.  During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan under circumstances in which the Pension Plan has insufficient assets to pay all of its benefit liabilities (as required by section 4041(b)(1) of ERISA), and no contribution failure has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, material fine or material penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      Section 6.12       Environmental Warranties.  Except as set forth in Item 6.12 of the Disclosure Schedule:

                   (a)       all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

                   (b)       there have been no past, and there are no pending or threatened

                          (i)      actions, investigations, claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law which could result in a liability to the Borrower or its Restricted Subsidiaries in excess of $1,000,000 individually or $2,000,000 in the aggregate, or

                          (ii)       actions, investigations, complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law which could result in a liability to the Borrower or its

Restricted Subsidiaries in excess of $1,000,000 individually or $2,000,000 in the aggregate;

                   (c)       there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that have, or could reasonably be expected to result in a liability to the Borrower or its Restricted Subsidiaries in excess of $1,000,000 individually or $2,000,000 in the aggregate;

                   (d)       the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

                   (e)       no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                   (f)       there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to result in a liability to the Borrower or its Restricted Subsidiaries in excess of $1,000,000 individually or $2,000,000 in the aggregate;

                   (g)       neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary for any response costs, remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                   (h)       there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or could reasonably be expected to result in a liability to the Borrower or its Restricted Subsidiaries in excess of $1,000,000 individually or $2,000,000 in the aggregate; and

                   (i)      no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law.

      Section 6.13       Accuracy of Information.  None of the factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Secured Party for purposes of or in connection with this Agreement, or any transaction contemplated hereby or with respect to any Permitted Acquisition or the financing contemplated hereby (true and complete copies of which were furnished to the Secured Parties in connection with its execution and delivery hereof), contains any untrue statement of a material fact, and none of the other factual information hereafter furnished in connection with this Agreement or any other Loan Document by the Borrower or any other Obligor to any Secured Party will contain any untrue statement of a material fact on the date as of which such information is dated or certified and, as of the date of the execution and delivery of this Agreement by the Administrative Agent and each Lender, the information delivered prior to the date of execution and delivery of this Agreement (unless such information specifically relates to a prior date) does not, and the factual information hereafter furnished shall not on the date as of which such information is dated or certified, omit to state any material fact necessary to make any information not misleading.

      Section 6.14       Regulations T, U and X.  No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      Section 6.15       Year 2000 Problem.  No Obligor has been adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Obligor may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999). No Obligor reasonably believes that the "Year 2000 Problem" could reasonably be expected to have a Material Adverse Effect. At the request of the Administrative Agent, the Borrower shall provide the Administrative Agent assurance reasonably acceptable to the Administrative Agent of the Borrower's Year 2000 compatibility.

      Section 6.16       Government Contracts.  The Borrower is not materially in default as to the terms of any government contract and has received no notices of default or notices to cure under any government contract for which the performance deficiency noted by any Governmental Authority has not been cured or otherwise resolved to such Governmental Authority’s satisfaction.

      Section 6.17       No Debarment.  The Borrower is not subject to any pending or threatened debarment proceedings.

      Section 6.18       Assignment of Payments.  Except with respect to contracts for which the government has determined that a prohibition on assignment of claims is in the government’s interest, the Borrower has the right to assign to the Administrative Agent all payments due or to become due under each of the Borrower’s or the Restricted Subsidiary’s government contracts, and there exists no uncancelled prior assignment of payments under any of such Person’s government contracts.

      Section 6.19       Solvency.  The Borrower and its Subsidiaries, taken as a whole, are, and, upon the incurrence of any Obligations by any Obligor (including, without limitation, the making of the Loans, the delivery of the Subsidiary Guaranty and the Liens created by the Collateral Documents) on any date on which this representation is made, will be, Solvent.

ARTICLE VII

AFFIRMATIVE COVENANTS

             The Borrower agrees with each Lender, each Issuer and the Administrative Agent that until all Commitments have expired or terminated, all Obligations have been paid and performed in full and all Letters of Credit have expired or terminated (or the Administrative Agent shall have received cash (in a cash collateral account on terms satisfactory to the

Administrative Agent) in the amount of all Letters of Credit Outstanding), the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

      Section 7.1      Financial Information, Reports, Notices, etc.  The Borrower will furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information:

                   (a)       as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower;

                   (b)       as soon as available and in any event within 105 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of stockholders' equity and cash flow and the consolidated statements of income of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Administrative Agent, stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, no knowledge was obtained of any Default;

                   (c)       concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief executive, financial or accounting Authorized Officer of the Borrower, showing compliance with the financial covenants set forth in Section 8.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower has taken or proposes to take with respect thereto);

                   (d)       as soon as possible and in any event within five days after the Borrower or any of its Subsidiaries obtains knowledge of the occurrence of a Default, a statement of the chief executive, financial or accounting Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                   (e)      as soon as possible and in any event within five days after the Borrower or any of its Subsidiaries obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

                   (f)       promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

                   (g)       immediately upon becoming aware of (i) the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

                   (h)       promptly upon receipt thereof from the Borrower's audit committee, copies of all "management letters" submitted to the Borrower by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants; and

                          (i)      such other financial and other information as any Lender through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

      Section 7.2       Maintenance of Existence; Compliance with Laws, etc.  The Borrower will, and will cause each of its Subsidiaries to,

                   (a)       except as otherwise permitted by Section 8.9, preserve and maintain its legal existence; and

                   (b)       comply in all material respects with all applicable laws, rules, regulations and orders, including the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon the Borrower or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as applicable.

      Section 7.3       Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrower and its Subsidiaries may be properly conducted at all times, unless the Borrower determines in good faith that the continued maintenance of such property is no longer economically desirable.

      Section 7.4       Insurance.  The Borrower will, and will cause each of its Subsidiaries to:

                   (a)       maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and its Subsidiaries; and

                   (b)       all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Administrative Agent on behalf of the Secured Parties as loss payee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days’ prior written notice (or ten days’ prior written notice with respect to failure to pay the premium), to the Administrative Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

      Section 7.5       Books and Records.  The Borrower will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit its offices, to discuss its financial matters with its officers and employees, and its independent public accountants (and the Borrower hereby authorizes such independent public accountants to discuss the Borrower's and Subsidiaries' financial matters with the Administrative Agent and each Lender or their representatives whether or not any representative of the Borrower is present so long as the Borrower has been given reasonable prior written notice of such meeting) and to examine (and photocopy extracts from) any of its books and records. The Borrower shall pay any fees of such independent public accountants incurred in connection with the Administrative Agent's or any Lender's exercise of its rights pursuant to this Section. In addition to having the right to perform field audits of the Borrower's books and records, the Administrative Agent shall have the right, but not the obligation, to contact the contracting officer under any government contract directly to determine the Borrower's or any Restricted Subsidiary's contract performance status on the government contract; however, any contact between the Administrative Agent and the contracting officer shall be made on reasonable notice to the Borrower and in the presence of a representative or representatives of the Borrower. At the Administrative Agent's request, the Borrower shall promptly arrange for such communications between the Administrative Agent and a contracting officer.

      Section 7.6       Environmental Law Covenant.  The Borrower will, and will cause each of its Subsidiaries to,

                   (a)       use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and

                   (b)       promptly notify the Administrative Agent and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law.

      Section 7.7       Future Subsidiaries; Collateral.  The Borrower shall promptly notify the Administrative Agent upon any Person becoming a Subsidiary, or upon an Obligor directly or indirectly acquiring additional Capital Stock of any existing Subsidiary or real property described in clause (d) below, and

                   (a)       such Person shall, if it is a U.S. Subsidiary, (i) execute and deliver to the Administrative Agent a supplement to the Subsidiary Guaranty and a supplement to the Subsidiary Security Agreement and (ii) to the extent such U.S. Subsidiary is required to pledge stock of a Subsidiary pursuant to clause (b) of Section 7.7, execute and deliver to the Administrative Agent a supplement to the Subsidiary Pledge Agreement, if not already a party thereto as a pledgor, in a manner satisfactory to the Administrative Agent;

                   (b)       the Borrower and each U.S. Subsidiary shall, pursuant to the applicable Pledge Agreement (as supplemented, if necessary, by a foreign pledge agreement in form and substance satisfactory to the Administrative Agent), pledge to the Administrative Agent all of the outstanding shares of Capital Stock of (i) each U.S. Subsidiary and (ii) any Subsidiary that is not a U.S. Subsidiary owned (other than where such ownership is in such U.S. Subsidiary's capacity as a nominee shareholder) directly by the Borrower or such U.S. Subsidiary (provided that subject to the last sentence of this Section, not more than 65% of the Capital Stock of any Foreign Subsidiary shall be so pledged), along with undated stock powers for such certificates, executed in blank (or, if any such shares of Capital Stock are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been perfected (as a first priority Lien) by the Administrative Agent, for the benefit of the Secured Parties, in accordance with the U.C.C. or any other similar or local or foreign law which may be applicable);

                   (c)       the Borrower and each U.S. Subsidiary shall, pursuant to the applicable Pledge Agreement, pledge to the Administrative Agent for its benefit and that of the Secured Parties, all intercompany notes evidencing Indebtedness in favor of the Borrower or such U.S. Subsidiary (which shall be in a form acceptable to the Administrative Agent); and

                   (d)       if such Person owns any real property having a value as determined in good faith by the Administrative Agent in excess of $2,500,000, such Obligor will execute and deliver to the Administrative Agent a Mortgage, together with, in the case of real property, mortgagee's title insurance policies in amounts, in form and substance (including, if available, a revolving credit endorsement) and issued by insurers satisfactory to the Administrative Agent, and such policies shall be accompanied by evidence of the payment in full of all premiums thereon;

together, in each case, with such opinions of legal counsel for the Borrower, which may be the corporate general counsel of the Borrower (which shall be from counsel satisfactory to the Administrative Agent) relating thereto which may be requested by the Administrative Agent or the Required Lenders, which legal opinions shall be in form and substance satisfactory to the Administrative Agent. The Borrower agrees that if, as a result of a change in law after the date hereof, (i) a Foreign Subsidiary can execute and deliver a supplement to the Subsidiary Guaranty or execute and deliver a supplement to the Subsidiary Pledge Agreement as a pledgor or (ii) the Borrower or any Subsidiary can pledge more than 65% of the Capital Stock of any Foreign Subsidiary or any intercompany Indebtedness of any Subsidiary evidenced by a note or other instrument, in any such case without material adverse tax consequences to the Borrower or such Subsidiary, then the provisions of clause (a) of this Section shall thereafter apply to any Foreign

Subsidiary and/or (as the case may be) the provisions of clause (b) of this Section shall thereafter apply to 100% of the Capital Stock of such Foreign Subsidiary.

             The Borrower shall, and shall cause each of its Subsidiaries to, cause the Administrative Agent on behalf of the Secured Parties to have at all times a first priority perfected security interest (subject only to Liens permitted under Section 8.3) in all of the property (real and personal, including Capital Stock owned by such Obligors) now or hereafter acquired from time to time by the Borrower and such Subsidiaries to the extent the same is of the type of property that constitutes "Collateral" (as defined in any Loan Document) or is required to be pledged or assigned to the Administrative Agent on behalf of the Secured Parties hereunder. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, promptly execute, deliver and/or file (as applicable) Uniform Commercial Code financing statements and other instruments and documentation deemed necessary by the Administrative Agent to grant and perfect such security interest, in each case in form and substance satisfactory to the Administrative Agent.

             Notwithstanding the foregoing, in no event shall (i) any member of the SureBeam Group, Cayenta Post IPO, Titan Capital Trust or Titan Africa, Inc. be subject to the provisions of this Section 7.7 or be required to grant any Liens in favor of the Administrative Agent on behalf of the Secured Parties, (ii) the Borrower be required to grant any Lien on any Capital Stock of Titan Capital Trust or (iii) Afripa be required to execute a supplement to the Subsidiary Guaranty, the Subsidiary Security Agreement or the Subsidiary Pledge Agreement or grant any Lien on any Capital Stock of any of its Foreign Subsidiaries.

      Section 7.8       Use Of Proceeds.  The Borrower (a) will apply the Revolving Loans only in accordance with clauses (i), (ii) and (iii) below, (b) will apply the proceeds of the Term B Loans only in accordance with clause (iv) below and (c) will apply the proceeds of the Multi-Draw Term Loans, the Term C Loans and the Rollover Delay-Draw Term Loans only in accordance with clauses (i), (ii), (iii) and (iv) below:

                          (i)      for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries, including Permitted Acquisitions by such Persons;

                          (ii)      to pay fees and expenses related to the Loans and the Letters of Credit;

                          (iii)      to finance Capital Expenditures; and

                          (iv)      to repay certain existing Indebtedness of the Borrower and its Subsidiaries and pay related fees and expenses.

      Section 7.9       Contract Obligations.  The Borrower shall, and shall cause each Restricted Subsidiary, to perform in accordance with its terms every contract, agreement, obligation or other arrangement to which such Person is a party or by which it or any of its property is bound, including government contracts. In the event that any material default or material performance deficiency occurs, the Borrower shall notify the Administrative Agent promptly in writing. The Borrower shall provide the Administrative Agent promptly with copies of any cure notices or default notices it may receive from a Governmental Authority on any government contract and detail the proposed corrective action. At the Administrative Agent's request, the Borrower shall also provide the Administrative Agent with copies of any stop work notices in effect at the date of the Administrative Agent's request.

ARTICLE VIII

NEGATIVE COVENANTS

             The Borrower covenants and agrees with each Lender, each Issuer and the Administrative Agent that until all Commitments have expired or terminated, all Obligations have been paid and performed in full and all Letters of Credit have expired or terminated (or the Administrative Agent shall have received immediately available funds in a collateral account on terms satisfactory to the Administrative Agent in the amount of all Letters of Credit Outstanding), the Borrower will not, and will not permit its Restricted Subsidiaries to, do any of the following.

      Section 8.1       Business Activities.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business activity except those business activities primarily engaged in by the Borrower and its Restricted Subsidiaries as of the Effective Date and activities reasonably incidental thereto.

      Section 8.2       Indebtedness.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

                   (a)       Indebtedness in respect of the Obligations;

                   (b)       Indebtedness in respect of Hedging Obligations;

                   (c)       Indebtedness existing as of the Closing Date which is identified in Item 8.2 of the Disclosure Schedule;

                   (d)       Unsecured Indebtedness not owing to the Borrower or a Guarantor (i) incurred in the ordinary course of business of the Borrower and the Guarantors (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Guarantor) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

                   (e)       Indebtedness of (x) any Guarantor (other than any member of the Cayenta Group) owing to the Borrower or another Guarantor, (y) Cayenta owing to the Borrower incurred in good faith in the ordinary course of business prior to the initial public offering of Cayenta, and utilized in accordance with its business as then currently conducted, and (z) SureBeam owing to the Borrower or any Guarantor incurred in good faith in the ordinary course of business prior to the initial public offering of SureBeam, and utilized in accordance with its business as then currently conducted; provided that in each case, such Indebtedness shall be evidenced by one or more promissory notes in form and substance satisfactory to the Administrative Agent, duly executed and delivered in pledge to the Administrative Agent pursuant to a Loan Document, and shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided that only the amount repaid in full or in part shall be discharged), except as otherwise permitted under Section 8.5(d)(v);

                   (f)       unsecured Indebtedness (not evidenced by a note or other instrument) of the Borrower owing to a Guarantor that has previously executed and delivered to the Administrative Agent the Interco Subordination Agreement;

                   (g)       Indebtedness of the Borrower and the Guarantors in respect of purchase money Indebtedness and Capitalized Lease Liabilities which does not exceed $15,000,000 in the aggregate;

                   (h)       Indebtedness of the Borrower to Titan Capital Trust consisting of the Debentures in an aggregate principal amount not to exceed $257,732,000 plus the amount of any accrued interest which is added to principal in accordance with the HIGH TIDES Documents and the Sub Debt Documents; and

                   (i)       other unsecured Indebtedness of the Borrower and the Guarantors in an aggregate amount at any time outstanding not to exceed $15,000,000;

provided that notwithstanding any provision of this Section 8.2, neither the Borrower nor any of its Restricted Subsidiaries may incur any Indebtedness (including, without limitation, Contingent Liabilities) otherwise permitted hereunder with respect to any member of the Afripa Group or which will be utilized, directly or indirectly, to fund or support in any respect any obligation or commitment of or with respect to any member of the Afripa Group.

      Section 8.3      Liens.   The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Stock of any Person), revenues or assets, whether now owned or hereafter acquired, except:

                   (a)       Liens securing payment of the Obligations;

                   (b)       Liens existing as of the Closing Date and disclosed in Item 8.3 of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 8.2; provided that no such Lien shall encumber any additional collateral and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date;

                   (c)       Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                   (d)       Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                   (e)       Liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

                   (f)       judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 9.1(f);

                   (g)       easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached; and

                   (h)      Liens securing payment of Indebtedness described in Section 8.2(g) used to purchase or lease assets of the Borrower or any Guarantor so long as such Lien extends only to the asset or assets so financed.

      Section 8.4       Financial Condition and Operations.  The Borrower will not permit to occur any of the events set forth below.

                   (a)      Total Debt to EBITDA Ratio.  The Borrower will not permit the Total Debt to EBITDA Ratio as of the last day of any Fiscal Quarter to be greater than the ratio set forth opposite such date:

DATE	Total Debt to EBITDA Ratio
Third Fiscal Quarter of Fiscal Year 2001	3.75:1.00
Fourth Fiscal Quarter of Fiscal Year 2001	3.50:1.00
First Fiscal Quarter of Fiscal Year 2002	3.25:1.00
Second Fiscal Quarter of Fiscal Year 2002	3.25:1.00
Third Fiscal Quarter of Fiscal Year 2002	3.25:1.00
Fourth Fiscal Quarter of Fiscal Year 2002	3.25:1.00
First Fiscal Quarter of Fiscal Year 2003	2.50:1.00

                   (b)       Minimum Net Worth.  The Borrower shall not permit its Net Worth as of the end of each Fiscal Quarter to be less than the sum of (u) $115,000,000, plus (v) 50% of Net Income in excess of zero for all Fiscal Quarters, commencing with the Fiscal Quarter ending March 31, 2000, plus (w) the product of 80% times the net increase to the Borrower's shareholders' equity resulting from the initial public offering of Cayenta after the Closing Date, plus (x) the product of 80% times the net cash proceeds derived from the issuance of common stock by the Borrower after the Closing Date, minus (y) subsequent to any spin-off of Cayenta, the portion of Net Worth attributable to Cayenta immediately prior to such spin-off, minus (z) the net decrease to the Borrower's shareholders' equity resulting from the deferred compensation charge related to the employee, director, officer and consultant stock options of Cayenta, plus (aa) the product of 80% times the net increase to the Borrower's shareholders' equity resulting from the initial public offering of SureBeam after the Closing Date, minus (bb) the net decrease to the Borrower's shareholders' equity resulting from the deferred compensation charge related to the employee, director, officer and consultant stock options of SureBeam.

                   (c)       Fixed Charge Coverage Ratio.  The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter to be less than 1.00:1.00.

                   (d)       Interest Coverage Ratio.  The Borrower will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than the ratio set forth below:

                          (i)      For any Fiscal Quarter of Fiscal Year 2000, 3.25:1.00;

                          (ii)      For any Fiscal Quarter of Fiscal Year 2001, 3.75:1.00; and

                          (iii)      For any Fiscal Quarter of Fiscal Year 2002 and thereafter, 4.00:1.00.

                   (e)      Any calculation to determine compliance with clause (a), (b) or (d) of this Section 8.4 or to determine whether a Default has occurred or would occur as a result of a particular transaction shall be on a pro formabasis and calculated on the assumption that any Permitted Acquisitions or other relevant transaction which occurred during the relevant period were consummated on the first day of such period. Any calculation to determine compliance with clause (c) of this Section 8.4 or to determine whether a Default has occurred or would occur as a result of a particular transaction shall be (i) on a pro forma basis and calculated on the assumption that any Permitted Acquisitions using the pooling method of accounting or other transaction (except as set forth in clause (ii) below) which occurred during the relevant period were consummated on the first day of such period and (ii) on a historical basis with respect solely to the Borrower and its U.S. Subsidiaries to the extent any Permitted Acquisitions using the purchase method of accounting were consummated during the relevant period. Any calculation to determine compliance with clause (a), (b), (c) or (d) of this Section 8.4 for any period which includes the date of the initial public offering of SureBeam or Cayenta shall be on a pro forma basis and calculated on the assumption that the initial public offering of SureBeam or Cayenta, as the case may be, was consummated on the first day of the relevant period.

      Section 8.5       Investments.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

                   (a)       Investments existing on the Effective Date and identified in Item 8.5 of the Disclosure Schedule;

                   (b)      Cash Equivalent Investments;

      (c)       without duplication, Investments to the extent permitted as Indebtedness pursuant to Section 8.2;

                   (d)       Investments by way of contributions to capital or purchases of equity (i) by the Borrower in any Guarantor (other than Cayenta or SureBeam or any member of the Cayenta Group or the SureBeam Group), or by any Guarantor in other Guarantors (other than Cayenta or any member of the Cayenta Group); (ii) by any Subsidiary in the Borrower; (iv) by any member of the Cayenta Group that is a Guarantor in any other member of the Cayenta Group that is a Guarantor; or (v) by the Borrower in (A) SureBeam in connection with the conversion into SureBeam's Capital Stock of an amount not to exceed $73,000,000 of intercompany

Indebtedness of SureBeam payable to the Borrower (so long as the Capital Stock into which such Indebtedness is converted has a fair market value at least equal to the outstanding principal amount of, and accrued interest on, the Indebtedness so converted) and (B) Cayenta in connection with the conversion into Cayenta's Capital Stock of an amount not to exceed $100,000,000 of intercompany Indebtedness of Cayenta payable to the Borrower (so long as the Capital Stock into which such Indebtedness is converted has a fair market value at least equal to the outstanding principal amount of, and accrued interest on, the Indebtedness so converted); provided that all Capital Stock acquired pursuant to this clause (d) shall be pledged to the Administrative Agent, for the benefit of the Secured Parties, pursuant to Section 7.7 and the Collateral Documents upon such conversion;

                   (e)       Investments constituting (i) accounts receivable arising, (ii) trade debt granted or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

                   (f)       Investments by way of Permitted Acquisitions;

                   (g)       Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                   (h)       Investments consisting of any deferred portion of the sales price received by the Borrower or any Guarantor in connection with any asset sale permitted under Section 8.10;

                   (i)      Hedging Agreements;

                   (j)       after the Closing Date, Investments in the Afripa Group and non-U.S. Persons in an amount not to exceed $50,000,000 in the aggregate from the Closing Date through the remaining term of this Agreement; and

                   (k)       after the Effective Date, other Investments (other than any acquisition of any Person) in an amount not to exceed $25,000,000 in the aggregate over the remaining term of this Agreement; provided, that no Investments pursuant to this clause (k) may be made, directly or indirectly, by the Borrower or any of its Restricted Subsidiaries in (x) any member of the Afripa Group, (y) any Person that is not a Restricted Subsidiary which owns an Investment, directly or indirectly (whether through other Persons or otherwise), in any member of the Afripa Group or (z) any Person that any member of the Afripa Group owns an Investment in;

provided, however, that

                          (i)       any Investment which when made complies with the requirements of clause (a), (b) or (c) of the definition of the term Cash Equivalent Investment may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                          (ii)       no Investment otherwise permitted by clause (c), (d), (e), (f), (g), (j) or (k) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

                          (iii)       after the Closing Date the aggregate amount of acquisitions (whether pursuant to an acquisition of stock, assets constituting a business unit of any Person or all or substantially all of the assets of any Person or otherwise and including any assumed debt) by the Borrower or any Guarantor of any Person or all or substantially all of the assets of any Person or a business unit of any Person shall not exceed $100,000,000 over the remaining term of this Agreement (excluding (x) the ACS Acquisition, the acquisition of Acquisition Two and LinCom and the Announced Acquisitions, (y) any acquisitions made pursuant to clause (j) above and (z) the amount of any acquisition which has received the prior written consent of the Required Lenders).

      Section 8.6       Restricted Payments, etc.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than:

                   (a)       dividends or distributions by the Borrower payable in common stock of the Borrower;

                   (b)       Restricted Payments made by Restricted Subsidiaries to the Borrower or wholly owned Restricted Subsidiaries;

                   (c)      the payment of accrued and unpaid distributions by Titan Capital Trust on the HIGH TIDES so long as no Default shall have occurred and be continuing or would result therefrom;

                   (d)       solely in the event that the ACS Acquisition is not consummated on or prior to March 31, 2000, the repurchase of HIGH TIDES having an aggregate liquidation value not to exceed the lesser of (x) an amount equal to 50% of the gross proceeds of the HIGH TIDES (including any HIGH TIDES issued as a result of the exercise of the over-allotment option) plus a premium equal to 2.5% of such gross proceeds and (y) the aggregate liquidation value of HIGH TIDES tendered pursuant to the repurchase offer made by Titan Capital Trust as a result of the failure to consummate such acquisition plus a premium equal to 2.5% of such aggregate liquidation value;

                   (e)       subsequent to the issuance of shares in connection with the initial public offering of Cayenta pursuant to the terms of the applicable underwriting agreement, the spin-off of Cayenta to shareholders of the Borrower; provided that the Total Debt to EBITDA Ratio does not exceed 3.00:1:00 (calculated on a pro forma basis) at the time of such spin-off and, at the time of such spin-off, no Default shall have occurred and be continuing or be caused thereby, both before and after giving effect to such spin-off (with financial covenants to be calculated on a historical and a pro forma basis after giving effect to such spin-off); and

                   (f)       redemptions of Capital Stock, provided that the following conditions are met:

                   (i)       the Total Debt to EBITDA Ratio, immediately following such redemption is less than 3.00:1.00, calculated on a pro forma basis; and

                          (ii)       the Fixed Charge Coverage Ratio immediately following the redemption shall not be less than the ratio required for the period in which such redemption occurs, as set forth in Section 8.4(c), calculated on a pro forma basis; and

                          (iii)      the aggregate value of such redemptions shall not exceed $5,000,000 in any Fiscal Year; and

                          (iv)      the aggregate value of all such redemptions shall not exceed $20,000,000; and

                          (v)      the unborrowed Revolving Loan Commitment Amount shall not be less than $20,000,000 at the time of such redemption; and

                          (vi)       at the time of such Restricted Payment, both before and after giving effect to such Restricted Payment, no Default shall have occurred and be continuing or caused thereby.

      Section 8.7       Subordinated Debt.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, (a) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt; (b) pay or cause to be paid any consideration, whether by way of payment of principal, interest, fee, indemnity or otherwise, to (i) any holder of any Indebtedness (in its capacity as such) that is subordinate or junior in right of payment to amounts owing hereunder or (ii) any holder (in its capacity as such) of any Capital Stock or other securities of any Obligor or any warrants, options or subscription rights with respect to any Capital Stock of any Obligor (whether as payment of such obligations, Capital Stock, securities, warrants, options or subscription rights or otherwise or as inducement to, any consent, waiver or amendment of any of the terms or provisions of the documentation evidencing such Subordinated Debt or such Capital Stock, securities, warrants, options or subscription rights); (c) refinance, redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt; or (d) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes; provided that

                          (i)       the Borrower and its Restricted Subsidiaries may pay, in the case of interest only, interest on such Subordinated Debt no earlier than the stated, scheduled date for such payment of interest set forth in the Sub Debt Documents governing such Subordinated Debt, so long as no Default shall have occurred and be continuing or would result therefrom;

                          (ii)       (x) the Borrower may redeem the Debentures having an aggregate principal amount not to exceed the aggregate liquidation value of HIGH TIDES permitted to be repurchased under Section 8.6(d) plus a premium of 2.5% of such principal amount and pay accrued and unpaid interest on such redeemed Debentures in the event that the ACS Acquisition is not consummated on or prior to March 31, 2000 and (y) the Borrower may remarket the Debentures in accordance with the HIGH TIDES Documents and the Sub Debt Documents and pay any interest thereon in accordance with clause (i) above; and

                          (iii)      the Borrower and its Restricted Subsidiaries may make Restricted Payments as permitted under Section 8.6.

      Section 8.8       Stock of Restricted Subsidiaries.  The Borrower will not permit any of its Restricted Subsidiaries to (a) issue any Capital Stock (whether for value or otherwise) to any Person other than (i) officers or employees of the Guarantors, in connection with incentive compensation programs or employee benefit plans, (ii) the Borrower or another wholly owned Guarantor and (iii) in connection with any remarketing of the HIGH TIDES or (b) other than as set forth in Section 8.6, become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of Capital Stock of the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock; provided, however, that Titan Capital Trust may incur such obligations contemplated by the HIGH TIDES Documents (it being understood that performance of such obligations shall be subject to the provisions of this Agreement); provided further, that the options and warrants issued by the Guarantors as set forth in Item 8.8 of the Disclosure Schedule shall be permitted; and provided further, that each Guarantor (other than any member of the Cayenta Group) may issue options and warrants for up to five percent (5%) of such Guarantor's Capital Stock, inclusive of options and warrants issued by such Guarantor as set forth in Item 8.8 of the Disclosure Schedule.

      Section 8.9       Consolidation, Merger, etc.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof), except:

                   (a)       any Guarantor may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (provided that the Borrower is the surviving Person) or any other Guarantor, and the assets or stock of any Guarantor may be purchased or otherwise acquired by the Borrower or any other Guarantor; provided further, that in no event shall any Guarantor consolidate with or merge with and into any other Guarantor unless after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding shares of Capital Stock of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation in form and substance satisfactory to the Administrative Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Administrative Agent and the Secured Parties therein as contemplated by this Agreement; and

                   (b)       so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any Guarantor may (to the extent permitted by clause (f) of Section 8.5) purchase all or substantially all of the assets or stock of any Person (or any division thereof) (other than the Borrower or any Restricted Subsidiary, such intercompany transactions being subject to clause (a)), or acquire such Person by merger (provided, in each case, that the Borrower is the surviving Person in any merger or consolidation it is a party to).

      Section 8.10       Permitted Dispositions.  Other than in connection with the Borrower’s incentive compensation arrangements, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease, contribute or otherwise convey (including by way of merger), or grant options, warrants or other rights with respect to, any of the Borrower’s or such Restricted Subsidiaries’ assets (including accounts receivable and Capital Stock of the Restricted Subsidiaries) to any Person in one transaction or series of transactions unless such transaction is (a) in the ordinary course of its business (including, without limitation, leasing of equipment of the Titan Wireless or Titan Scan business units) so long as such transaction does not involve all or substantially all of the Borrower’s or a Guarantor’s assets or in connection with the Borrower’s internal reorganization, so long as such reorganization is solely between or among the Borrower and the Guarantors, (b) a transaction among the Borrower, the Guarantors and/or SureBeam permitted by Section 8.5(d)(v) or 8.9(a), (c) the disposition of Capital Stock of Cayenta in connection with an initial public offering (i) so long as no Default shall have occurred and then be continuing or would result from the initial public offering and (ii) the Borrower continues to own at least 51% of the Capital Stock of Cayenta subsequent to such initial public offering, (d) a spin-off of the remaining Capital Stock of Cayenta owned by the Borrower to the shareholders of the Borrower subsequent to Cayenta’s initial public offering so long as (i) the Total Debt to EBITDA Ratio does not exceed 3.00:1:00 (calculated on a pro forma basis) at the time of such spin-off and (ii) at the time of such spin-off, no Default shall have occurred and be continuing or be caused thereby, both before and after giving effect to such spin-off (with financial covenants to be calculated on a historical and a pro forma basis after giving effect to such spin-off), or (e) of assets having an aggregate fair market value not in excess of $10,000,000 in any Fiscal Year or $40,000,000 over the term of this Agreement so long as the Borrower complies with Section 3.1.

      Section 8.11       Modification of Certain Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in,

                   (a)       the Sub Debt Documents or the HIGH TIDES Documents, other than (i) pursuant to the remarketing provisions contained in the HIGH TIDES Documents or (ii) any amendment, supplement, waiver or modification which (x) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt or the liquidation value of the HIGH TIDES, (y) reduces the rate or extends the date of payment of the interest, premium (if any) or fees payable on such Subordinated Debt or the distributions payable on the HIGH TIDES, or (z) makes the covenants, events of default or remedies in such Sub Debt Documents or HIGH TIDES Documents less restrictive on the Borrower or Titan Capital Trust; or

                   (b)       each purchase agreement pursuant to which a Permitted Acquisition occurs (including, without limitation, the ACS Merger Agreement); or

                   (c)      the Borrower’s or any Restricted Subsidiary’s Organic Documents to the extent that any such change would be adverse to the interests of the Secured Parties.

      Section 8.12       Transactions with Affiliates.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into or cause or permit to exist any arrangement or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement or contract (i) is on fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate and (ii) is of the kind which would be entered into by a prudent Person in the position of the Borrower or such Restricted Subsidiary with a Person that is not one of its Affiliates.

      Section 8.13       Restrictive Agreements, etc.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting

                   (a)       the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

                   (b)       the ability of any Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                   (c)      the ability of any Restricted Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained in this Agreement and any other Loan Document.

      Section 8.14       Sale and Leaseback.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person involving an amount of sale proceeds in excess of $5,000,000 per transaction or series of related transactions. The Net Proceeds of such sale and leaseback shall be applied by the Borrower pursuant to Section 3.1(d) (subject to the right to purchase Qualified Assets as provided in the definition of Net Proceeds).

      Section 8.15       Indebtedness of Foreign Subsidiaries.  The Borrower will not permit any of its direct or indirect Foreign Subsidiaries (other than any Foreign Subsidiary which is a member of the Afripa Group) to create, incur, assume or permit to exist any Indebtedness in excess of $10,000,000 in the aggregate at any one time outstanding, other than any such Indebtedness which is non-recourse to the Borrower or any of its U.S. or Foreign Subsidiaries.

      Section 8.16       Restrictions on Titan Capital Trust.  Notwithstanding anything herein to the contrary, the Borrower shall not permit Titan Capital Trust to engage in any business or conduct any activities other than as permitted under the Declaration of Trust.

ARTICLE IX

EVENTS OF DEFAULT

      Section 9.1       Events of Default.  Each of the following events or occurrences described in this Article shall constitute an "Event of Default."

                   (a)       Non-Payment of Obligations.  The Borrower shall default in the payment or prepayment when due of

                          (i)      any principal of or interest on any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.11(e); or

                          (ii)       any fee described in Article III or any other monetary Obligation and such default shall continue unremedied for a period of three days (including one Business Day) after such amount was due.

                   (b)       Breach of Warranty.  Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V is or shall be incorrect (i) in any respect when made or deemed to have been made (with respect to representations and warranties qualified by materiality or a Material Adverse Effect) or (ii) in any material respect when made or deemed to have been made (with respect to all other representations or warranties).

                   (c)       Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance or observance of any of its obligations under Section 7.1, Section 7.8 or Article VIII or any Obligor shall default in the due performance or observance of its obligations under (i) Article III or IV of the Subsidiary Guaranty, (ii) Article III or IV of a Security Agreement, or (iii) Article III or IV of a Pledge Agreement.

                   (d)       Non-Performance of Other Covenants and Obligations.  Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

                   (e)       Default on Other Indebtedness.  A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (including for purposes of this Section 9.1(e), all items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of a Person as of the date at which Indebtedness is to be determined, but excluding Indebtedness described in Section 9.1(a)) of the Borrower or any of its Subsidiaries (other than Cayenta Post IPO or any member of the SureBeam Group) or any other Obligor having a principal amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

                   (f)       Judgments.  Any judgment or order for the payment of money in excess of $4,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of its Subsidiaries (other than Cayenta Post IPO or any member of the SureBeam Group) or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof.

                   (g)       Pension Plans.  Any of the following events shall occur with respect to any Pension Plan

                          (i)       the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                          (ii)       a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

                   (h)       Change in Control.  Any Change in Control shall occur.

                   (i)       Bankruptcy, Insolvency, etc.   The Borrower, any of its Restricted Subsidiaries, any other Significant Subsidiary (other than Cayenta Post IPO or any member of the SureBeam Group) or any other Obligor shall

                          (i)      become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                          (ii)       apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                          (iii)       in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that the Borrower, each Subsidiary (other than Cayenta Post IPO or any member of the SureBeam Group) and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                          (iv)       permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower, any Subsidiary (other than Cayenta Post IPO or any member of the SureBeam Group) or any Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that the Borrower, each Subsidiary (other than Cayenta Post IPO or any member of the SureBeam Group) and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                          (v)       take any action authorizing, or in furtherance of, any of the foregoing.

                   (j)       Impairment of Security, etc.  Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

                   (k)       Failure of Subordination.  Unless otherwise waived or consented to by the Administrative Agent, the Lenders and the Issuers in writing, the subordination provisions relating to any Subordinated Debt (the “Subordination Provisions”) shall fail to be enforceable by the Administrative Agent, the Lenders and the Issuers in accordance with the terms thereof, or the monetary Obligations shall fail to constitute “Senior Indebtedness” or “Secured Debt” (or similar term) referring to the Obligations; or the Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the Issuers or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

                   (l)       Government Contracts.  Any government contract is terminated for default or any "show cause" letter is not ultimately cured.

                   (m)      Issuance of Debentures to Holders of HIGH TIDES or Redemption.  Any event occurs which, pursuant to the terms of the HIGH TIDES Documents, requires the Borrower to dissolve Titan Capital Trust and issue the Debentures directly to the holders of the HIGH TIDES or requires the Borrower or Titan Capital Trust to redeem, prepay or offer to purchase the Debentures or the HIGH TIDES (except as permitted by Section 8.6(d) and Section 8.7(d)(ii)).

                   (n)       Event of Default under Declaration of Trust.  Any “Event of Default” as defined in the Declaration of Trust, or any event which, with the passing of time or the giving of notice, or both, would constitute an “Event of Default” as defined in the Declaration of Trust, occurs.

      Section 9.2      Action if Bankruptcy.  If any Event of Default described in Section 9.1(i) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without presentment, protest, notice or demand (all of which are hereby expressly waived by the Borrower) and the Borrower or any other Obligor shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

      Section 9.3       Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in Section 9.1(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further presentment, protest, notice or demand (all of which are hereby expressly waived by the Borrower) and/or, as the case may be, the Commitments shall terminate and the Borrower and the Obligors shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

ARTICLE X

THE CREDIT AGENTS

      Section 10.1       Actions.  Each Lender hereby appoints (a) CSFB as its Administrative Agent, First Union Securities, Inc. as its Syndication Agent and Scotiabank as its Documentation Agent under and for purposes of this Agreement, the Notes and each other Loan Document, and (b) CSFB as its Administrative Agent under and for purposes of the Collateral Documents. Each Lender authorizes the Credit Agents to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Credit Agents (with respect to which the Credit Agents agree that they will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Credit Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies, to the extent not indemnified by the Borrower (which indemnity shall survive any termination of this Agreement), the Credit Agents, pro rata according to such Lender's Total Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Credit Agents in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Credit Agents are not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Credit Agents' gross negligence or willful misconduct. The Credit Agents shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless they are indemnified hereunder to their satisfaction. If any indemnity in favor of the Credit Agents shall be or become, in the Credit Agents' determination, inadequate, the Credit Agents may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given; provided, however, that any such additional indemnity shall be in accordance with, and limited to, such Lender's Total Percentage.

      Section 10.2       Funding Reliance, etc.  Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 3:00 p.m., New York time, on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds Rate for the first two Business Days after which such amount has not been repaid, and thereafter at the interest rate applicable to Loans comprising such Borrowing.

      Section 10.3       Exculpation.  Neither the Credit Agents nor any of their directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by them under this Agreement or any other Loan Document, or in connection herewith or therewith, except for their own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Credit Agents shall not obligate it to make any further inquiry or to take any action. The Credit Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Credit Agents believe to be genuine and to have been presented by a proper Person.

      Section 10.4       Successor.  Any of the Credit Agents may resign from its agency position at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If any of the Credit Agents at any time shall resign, the Required Lenders may, upon at least 3 days' (so long as one of such days is a Business Day) prior notice to the Borrower and all Lenders, appoint another Lender as a successor Administrative Agent, Syndication Agent or Documentation Agent, as appropriate, which shall thereupon become the Administrative Agent, Syndication Agent or Documentation Agent, as appropriate, hereunder. If no successor Administrative Agent, Syndication Agent or Documentation Agent, as appropriate, shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Credit Agent's giving notice of resignation, then the retiring Credit Agent may, on behalf of the Lenders, upon at least 3 days' prior notice to the Borrower and all Lenders, appoint a successor Administrative Agent, Syndication Agent or Documentation Agent, as appropriate, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having (x) a combined capital and surplus of at least $250,000,000 and (y) a credit rating of AA or better by Moody's or a comparable rating by S;P; provided, however, that if, after expending all reasonable commercial efforts, such retiring Credit Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in clause (y) above, such retiring Credit Agent shall be permitted to appoint as its successor from all available commercial banking institutions willing to accept such appointment such institution having the highest credit rating of all such available and willing institutions. Upon the acceptance of any appointment as such Credit Agent hereunder by a successor Credit Agent, such successor Credit Agent shall be entitled to receive from the retiring Credit Agent such documents of transfer and assignment as such successor Credit Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Credit Agent, and the retiring Credit Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Credit Agent's resignation hereunder as the Credit Agent, the provisions of

                   (a)       this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Credit Agent under this Agreement; and

                   (b)       Section 11.3 and Section 11.4 shall continue to inure to its benefit.

             Credit Extensions by the Credit Agents. Each of the Credit Agents, in its individual capacity, shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not a Credit Agent. Such Credit Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Credit Agent were not a Credit Agent hereunder.

      Section 10.5       Credit Decisions.  Each Lender acknowledges that it has, independently of the Credit Agents and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Credit Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      Section 10.6       Copies, etc.  Each Credit Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Credit Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). Such Credit Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by such Credit Agent from the Borrower for distribution to the Lenders by such Credit Agent in accordance with the terms of this Agreement or any other Loan Document.

ARTICLE XI

MISCELLANEOUS PROVISIONS

      Section 11.1       Waivers, Amendments, etc.  The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

                   (a)       extend any Commitment Termination Date or modify this Section 10.7 without the consent of all Lenders;

                   (b)       increase any Commitment Amount, increase the aggregate amount of any Lender's Percentage of any Commitment Amount, increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments or reduce any fees described in Article III payable to any Lender without the consent of such Lender;

                   (c)       extend the Stated Maturity Date for any Lender's Loan, or reduce the principal amount of or rate of interest on any Lender's Loan or extend the date on which interest or fees are payable in respect of such Lender's Loans, in each case, without the consent of such Lender (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Section 9.2 and Section 9.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

                   (d)       change the definition of "Required Lenders" or any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

                   (e)       increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

                   (f)       release (i) any Guarantor from its obligations under a Guaranty (except as contemplated under this Agreement with respect to the Cayenta Group upon the issuance of shares in connection with the initial public offering of Cayenta pursuant to the terms of the applicable underwriting agreement or (y) the SureBeam Group upon the issuance of shares in connection with the initial public offering of SureBeam on or prior to June 30, 2001 pursuant to the terms of the applicable underwriting agreement) or (ii) all or substantially all of the collateral under the Loan Documents, in either case without the consent of all Lenders as expressly provided herein or therein;

                   (g)       change any of the terms of clause (d) of Section 2.4 or Section 2.8 without the consent of CSFB; or

                   (h)      affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), or any Issuer (in its capacity as Issuer), unless consented to by the Administrative Agent or such Issuer, as the case may be.

             No failure or delay on the part of the Administrative Agent, any Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or any other Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      Section 11.2       Notices.  All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

      Section 11.3       Payment of Costs and Expenses.  The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees, costs and out-of-pocket expenses of counsel to the Administrative Agent, special counsel to the Administrative Agent, and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

                   (a)      (i) the syndication efforts of CSFB and any due diligence investigation; provided, however, that the Borrower shall not pay for expenses incurred in connection with assignments which occur 30 days after the Closing Date and (ii) the negotiation, preparation, execution and delivery and administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, restatements, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated; and

                   (b)       the filing, recording, refiling or rerecording of any Loan Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any Loan Document; and

                   (c)       the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Notes, Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to each Secured Party) incurred by such Secured Party in connection with (x) the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

      Section 11.4       Indemnification.  In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrower hereby indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                   (a)       any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with transactions contemplated hereby or by any other Loan Document or transactions which are financed with proceeds of any Loan or which are supported by any Letter of Credit;

                   (b)       the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension);

                   (c)      any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not an Indemnified Party is party thereto;

                   (d)       any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to Environmental Laws or the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material;

                   (e)       the presence on or under, or the Release or threatened Release from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; or

                   (f)       each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Notes and any transfer of the property of the Borrower or any of its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, the Borrower or such Subsidiary);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. The Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Secured Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Borrower with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      Section 11.5       Survival.  The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under Section 10.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 11.3 and 11.4) and any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      Section 11.6       Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 11.7       Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

       Section 11.8      Execution in Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and the Required Lenders (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and the Required Lenders.

       Section 11.9      Governing Law; Entire Agreement.   THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT (INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT FEES) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR MORTGAGE HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement, the Notes, the other Loan Documents and the Fee Letter constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

      Section 11.10       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                   (a)       the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

                   (b)       the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

      Section 11.11       Sale and Transfer of Loans and Notes; Participations in Loans and Notes.  Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this Section 11.11.

                   (a)       Assignments. Any Lender,

                          (i)       with the consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and, which consent, in the case of the Borrower, shall not be required during the continuation of a Default) may at any time assign and delegate to one or more commercial banks; other financial institutions; special-purpose investment funds which are organized for the specific purpose of making, acquiring participations in or investing in loans of the type made pursuant to this Agreement; and funds that typically invest in bank loans, and

                          (ii)      upon notice to the Borrower and the Administrative Agent, may assign and delegate to any of its Affiliates, any other Lender or an Approved Fund

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, Letter of Credit Outstandings and Commitments in a minimum aggregate amount of $2,500,000 (or, if less, the entire remaining amount of such Lender's Loans, Letter of Credit Outstandings and Commitments) if such assignment is to a party other than an Affiliate of the assignor Lender or an Approved Fund (for which such Affiliate or Approved Fund, there is no minimum aggregate assignment amount requirement). Each Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with a Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                          (iii)       notice of such assignment and delegation, together with (1) payment instructions, (2) the Internal Revenue Service Forms or other statements contemplated or required to be delivered pursuant to Section 4.6, if applicable, and (3) addresses and related information with respect to such Assignee Lender, shall have been delivered to the Borrower and the Administrative Agent by such assignor Lender and such Assignee Lender;

                          (iv)       such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

                          (v)      the processing fees, if applicable, described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received and accepted an executed Lender Assignment Agreement (and if requested by the Assignee Lender), but subject to clause (iii) above, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder (and if requested by such Lender), a replacement Note in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark each predecessor Note "exchanged" and deliver each of them to the Borrower. Accrued interest on that part of each predecessor Note evidenced by a new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of each predecessor Note evidenced by a replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement unless such Assignee Lender is an Affiliate of such assignor Lender or an Approved Fund (for which, in any case, no processing fee will be required). Notwithstanding any other term of this Section, the agreement of CSFB to provide the Swing Line Loan Commitment shall not impair or otherwise restrict in any manner the ability of CSFB to make any assignment of its Loans or Commitments, it being understood and agreed that CSFB may terminate its Swing Line Loan Commitment, either in whole or in part, in connection with the making of any assignment so long as the assignee has agreed to assume the Swing Line Loan Commitment. Any attempted assignment and delegation not made in accordance with this Section 11.11(a) shall be null and void. Notwithstanding anything to the contrary set forth above, (A) any Lender may (without requesting the consent of the Borrower or the Administrative Agent) pledge its Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, and (B) any Lender that is a fund that invests in bank loans may (without the consent of the Borrower or the Administrative Agent) pledge all or any portion of its rights in connection with this Agreement to holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, or to the trustee for, or other representative of, such holders, provided that any foreclosure or other exercise of remedies by such holder or trustee shall be subject to the provisions of this Section regarding assignments in all respects. No pledge described in the immediately preceding clause (B) shall release such Lender from its obligations hereunder.

                          (vi)       In the event that S;P or Moody's, shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- or Baa3, respectively, or the equivalent, then the Borrower, the Swing Line Lender and each Issuer shall each have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with a Replacement Lender acceptable to the Borrower and the Administrative Agent (such consents not to be unreasonably withheld or delayed; provided that no such consent shall be required if the Replacement Lender is an existing Lender), and upon any such downgrading of any Lender's long-term certificate of deposit rating, each such Lender hereby agrees to transfer and assign (in accordance with Section 11.11(a)) all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations) to such Replacement Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Loans and Notes being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Replacement Lender shall be in the amount of such Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under Sections 4.2, 4.3, 4.5 and 4.6, which shall be paid by the

Borrower), owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.

                          (vii)       Upon receipt by the Borrower of the predecessor Note marked “canceled,” the Borrower shall issue a replacement Note or Notes, as the case may be, to such Replacement Lender and such institution shall become a “Lender” for all purposes under this Agreement and the other Loan Documents.

The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this Section, to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and the Notes evidencing such Loans, and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to this Section. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's or any other Obligor's Obligations in respect of such Loans or Notes. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan and related Note is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto and the Notes evidencing such Loans may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans or the Notes evidencing such Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto or the Notes evidencing such Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                   (b)       Participations.  Any Lender may sell to one or more commercial banks, financial institutions, any of its Affiliates, a fund, an Approved Fund or another Lender (each of such commercial banks, financial institutions, any of its Affiliates, a fund, an Approved Fund and another Lender being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                          (i)       no participation contemplated in this Section 11.11(b) shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                          (ii)      such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                          (iii)       the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                          (iv)       no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (a), (b), (f) or, to the extent requiring the consent of each Lender, clause (c) of Section 11.1; and

                          (v)       the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1, 11.3 and 11.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant is entitled to make, and does make, a claim on the Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section 11.11(b) shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

Section 11.12 Other Transactions. Nothing contained herein shall preclude the Administrative Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      Section 11.13       Confidentiality.  The Administrative Agent, the Issuers and the Lenders shall hold all non-public information (which has been identified as such by the Borrower or any of its Subsidiaries) provided to them by the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, regulators (including the National Association of Insurance Commissioners), Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or any other Loan Document or as reasonably required by any potential bona fide transferee, participant or assignee, or in connection with the exercise of remedies under a Loan Document, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 11.13), or to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or as requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that unless specifically prohibited by applicable law or court order, the Administrative Agent, the Issuers and each Lender shall use reasonable efforts to promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Administrative Agent, the Issuers or such Lender by such governmental agency) for disclosure of any such non-public information and, where practicable, prior to disclosure of such information; provided, however, that none of the Administrative Agent, the Issuers or the Lenders shall be liable to the Borrower if any such Person fails to provide such notice; prior to any such disclosure pursuant to this Section 11.13, the Administrative Agent, the Issuers and each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree, for the benefit of the Borrower and its Subsidiaries, in writing to be bound by this Section 11.13; and to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 11.13; and except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries.

      Section 11.14       Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY IRREVOCABLY APPOINTS CSC UNITED STATES CORPORATION COMPANY (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 375 HUDSON STREET, NEW YORK, NEW YORK 10014, AS ITS AGENT TO RECEIVE, ON ITS BEHALF AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT

IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      Section 11.15       Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT, EACH LENDER, EACH ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, SUCH ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      Section 11.16       Amendment and Restatement.  This Agreement amends and restates in its entirety the Amended Agreement. All rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Amended Agreements are hereby amended, restated and superseded in their entirety according to the terms and provisions set forth herein. All "Obligations" under the Amended Agreement and all "Notes" executed by the Borrower pursuant to the Amended Agreement are hereby renewed by this Agreement and shall, from and after the Effective Date, be governed by this Agreement and the other existing Loan Documents. All references to the Credit Agreement in any other Loan Document on or after the Effective Date shall refer to this Agreement and all references to terms defined in the Credit Agreement shall refer to such terms as defined in this Agreement. The other existing Loan Documents and the existing Liens and security interests in the collateral under such Loan Documents are hereby continued and remain in full force and effect. This Agreement shall not result in or constitute a waiver of any Default or Event of Default under the Amended Agreement or a release, discharge or forgiveness of any amount payable pursuant to the Amended Agreement, which such amounts are payable pursuant to the terms of this Agreement. The Borrower represents and warrants that as of the date hereof there are no claims or offsets against, or defenses or counterclaims to, its or the Guarantors' Obligations under this Agreement, the Amended Agreement or any of the other Loan Documents. To induce the Administrative Agent, the Issuer with respect to Letters of Credit hereunder and the Lenders to enter into this Agreement, the Borrower waives any and all such claims, offsets, defenses and counterclaims, whether known or unknown, arising prior to the date hereof and relating to the Amended Agreement, the other Loan Documents or this

Agreement. All Schedules and Exhibits to the Amended Agreement shall constitute Schedules and Exhibits to this Agreement (except that Item 8.5 of the Disclosure Schedule shall be modified as set forth on Schedule 8.5 hereto).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

THE TITAN CORPORATION
By:
Dr. Gene W. Ray Chairman, President and Chief Executive Officer
	Address:	3033 Science Park Road San Diego, CA 92121
	Facsimile No.: Attention:	(619) 552-9759 General Counsel

ANNEX A

GUARANTOR ACKNOWLEDGMENT AND CONSENT

      The undersigned hereby acknowledges (this "Acknowledgment and Consent") receipt of a copy of the Amended and Restated Credit Agreement dated as of February 13, 2002 (the "Agreement;" unless otherwise defined herein, terms used in this Acknowledgment and Consent have the meanings provided in the Agreement), among The Titan Corporation, a Delaware corporation (the "Borrower"), the various financial institutions from time to time parties thereto (the "Lenders"), Credit Suisse First Boston, as lead arranger and as administrative agent for the lenders (in such capacity, the "Administrative Agent"), First Union Securities, Inc., as co-arranger and syndication agent, and The Bank of Nova Scotia, as documentation agent. The undersigned guarantors of the Obligations of the Borrower and each other Obligor arising under or in connection with the Agreement agree for the benefit of the Administrative Agent and the Lenders as follows:

      1.       The undersigned consent to the terms of the Agreement and the amendments and modifications effected thereby and agree that after the date hereof each reference in the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement and each other Loan Document to (i) the “Credit Agreement” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Agreement for all purposes, (ii) the “Obligations” or words of like import referring to the Obligations, shall mean and be a reference to all Obligations as defined in the Agreement and (iii) all other defined terms in the Credit Agreement or words of like import referring to such terms, shall mean and be a reference to such terms as defined in the Agreement.

      2.       The undersigned acknowledge and agree that notwithstanding the execution and delivery of the Agreement, the obligations of the undersigned under each Loan Document to which each of the undersigned is a party shall continue in full force and effect, are valid and enforceable and are not impaired or affected.

      3.       The undersigned hereby (i) ratify and confirm such Loan Documents in their entirety and the liens, security interests and other obligations created thereunder, (ii) confirm that each representation and warranty set forth in such Loan Documents is true and correct in all material respects, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (iii) acknowledge and agree that the undersigned consent to the Agreement (except as set forth in the conditions precedent thereto) or subsequent amendments of the Agreement is not required by the Agreement or any other Loan Document.

      4.       The undersigned further represent and warrant that as of the date hereof there are no claims or offsets against, or defenses or counterclaims to, their Obligations under any of the Loan Documents and hereby waives any and all such claims, offsets, defenses and counterclaims, whether known or unknown, arising prior to the date hereof and relating to any such Loan Document.

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      IN WITNESS WHEREOF, the undersigned has executed and delivered this Acknowledgment and Consent as of the date of the Agreement.

[GUARANTORS]
By:
Authorized Signatory
	Address:	3033 Science Park Road San Diego, CA 92121
	Facsimile No.: Attention:	(619) 552-9759 General Counsel

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             ARTICLE X THE CREDIT AGENTS

             ARTICLE XI MISCELLANEOUS PROVISIONS

Section 11.11   Sale and Transfer of Loans and Notes;

SCHEDULE I      ........Disclosure Schedule
SCHEDULE II     ........Percentages; LIBO Office; Domestic Office
SCHEDULE III    ........Synergies
SCHEDULE 8.5    ........Update to Item 8.5 of Disclosure Schedule
                        (Investments on the Effective Date)

EXHIBIT A-1     .................Form of Revolving Note
EXHIBIT A-2     .................Form of Swing Line Note
EXHIBIT A-3     .................Form of Term B Note
EXHIBIT A-4     .................Form of Multi-Draw Term Note
EXHIBIT A-5     .................Form of Term C Note
EXHIBIT B-1     .................Form of Borrowing Request
EXHIBIT B-2     .................Form of Issuance Request
EXHIBIT C       .................Form of Continuation/Conversion Notice
EXHIBIT D       .................Form of Borrower Closing Date Certificate
EXHIBIT E       .................Form of Compliance Certificate
EXHIBIT F-1     .................Form of Borrower Pledge Agreement
EXHIBIT F-2     .................Form of Subsidiary Pledge Agreement
EXHIBIT G-1     .................Form of Borrower Security Agreement
EXHIBIT G-2     .................Form of Subsidiary Security Agreement
EXHIBIT H       .................Form of Opinion of Counsel to the Obligors
EXHIBIT I       .................Form of Subsidiary Guaranty
EXHIBIT J       .................Form of Interco Subordination Agreement
EXHIBIT K       .................Form of Lender Assignment Agreement
EXHIBIT L       .................Form of Officer’s Solvency Certificate
EXHIBIT M       .................Form of Joinder Agreement

ANNEX A           ........Form of Guarantor Acknowledgment and Consent